Exhibit 4.1

EXECUTION VERSION

NCR ATLEOS ESCROW CORPORATION,

as Escrow Issuer

and

CITIBANK, N.A.,

as Trustee and Notes Collateral Agent

9.500% Senior Secured Notes due 2029

INDENTURE

Dated as of September 27, 2023

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Appendix A	-	Provisions Relating to Securities
Exhibit A	-	Form of Security
Exhibit B-1	-	Form of Assumption Date Company Supplemental Indenture
Exhibit B-2	-	Form of Guarantee Supplemental Indenture
Exhibit C	-	Form of Certificate of Transfer
Exhibit D	-	Form of Security Agreement
Exhibit E	-	Form of Equal Priority Intercreditor Agreement

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INDENTURE, dated as of September 27, 2023, among NCR ATLEOS ESCROW CORPORATION, a Maryland corporation (the “Escrow Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

If the Escrow Release Conditions are satisfied on or before December 31, 2023 (the “Outside Date”), NCR Atleos, LLC, a Delaware limited liability company, which will be converted into a Maryland corporation and renamed NCR Atleos Corporation prior to the Assumption (the “Company”), will consummate or will cause to be consummated a series of transactions in accordance with the terms of this Indenture whereby (a) the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation (the “Escrow Merger”), (b) the Company and each of the Subsidiary Guarantors shall execute and deliver a Guarantee Supplemental Indenture and (c) the Company shall assume, and the Subsidiary Guarantors shall jointly and severally Guarantee, on a senior secured basis, all of the Secured Notes Obligations of the Escrow Issuer under the Equal Priority Obligations Documents (the actions specified in clauses (a) through (c), collectively, the “Assumption”). Prior to the consummation of the Assumption, the term “Issuer” shall refer to the Escrow Issuer, and, upon consummation of the Assumption, the term “Issuer” shall refer to the Company.

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (a) the Issuer’s 9.500% Senior Secured Notes due 2029 issued on the date hereof (the “Original Securities”) and (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the “Securities”). All terms used but not otherwise defined in this Preamble shall have the meanings assigned herein.

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Acceptable Junior Priority Intercreditor Agreement” means, with respect to any Indebtedness secured by a Lien on the Collateral intended to rank junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, a customary intercreditor agreement to which the Controlling Collateral Agent is party and in form and substance reasonably acceptable to the Controlling Collateral Agent and the Issuer, without consent from any Holder, which agreement shall provide that the Liens on the Collateral securing such Junior Priority Obligations shall rank junior in priority to the Liens on the Collateral securing the Secured Notes Obligations.

“Additional Assets” means:

(a) any property, plant, equipment or other long-term tangible or Intellectual Property assets used or useful in a Related Business;

(b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Related Business.

“Additional Equal Priority Obligations” means the Obligations with respect to any Indebtedness having Equal Lien Priority (but without regard to the control of remedies) relative to the Securities with respect to the Collateral; provided that an agent, trustee or other representative of the holders of such Indebtedness (or, solely with respect to any Indebtedness that is provided by a single financing source pursuant to a primary debt agreement that does not provide for the appointment of any agent, trustee or other representative to act on behalf of such financing source, such financing source (as applicable)) shall be a party to the Equal Priority Intercreditor Agreement on behalf of such holders and the other conditions to the incurrence of Additional Equal Priority Obligations as specified in the Equal Priority Intercreditor Agreement shall have been satisfied.

“Additional Equal Priority Secured Parties” means, with respect to any Series of Additional Equal Priority Obligations, the holders of such Additional Equal Priority Obligations and any agent, trustee or other representative (or, solely with respect to any Indebtedness that is provided by a single financing source pursuant to a primary debt agreement that does not provide for the appointment of any agent, trustee or other representative to act on behalf of such financing source, such financing source (as applicable)) of such Additional Equal Priority Obligations and the beneficiaries of each indemnification obligation undertaken by the Company or any guarantor in connection therewith.

“Additional Securities” means 9.500% Senior Secured Notes due 2029 issued under the terms of this Indenture after the Issue Date and in compliance with Sections 2.13, 4.03 and 4.13 (it being understood that any Securities issued in exchange for or replacement of any Security issued on the Issue Date shall not be an Additional Security).

“Adjusted Treasury Rate” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after October 1, 2026, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to a Security at any applicable redemption date, the excess of (if any) (a) the present value at such redemption date of (i) the redemption price of such Security on October 1, 2026 (such redemption price being described in the second paragraph of Section 5 of the Securities, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Security through October 1, 2026 (but excluding accrued and unpaid interest to the applicable redemption date), computed using a discount rate equal to the applicable Adjusted Treasury Rate, over (b) the principal amount of such Security on such redemption date.

“Asset Disposition” means any sale, lease, transfer or other disposition, including the exclusive license of (or series of related sales, leases, transfers, dispositions or exclusive licenses) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (a), (b) and (c) above,

(i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(ii) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment or Permitted Investment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(iii) a disposition of assets with a Fair Market Value of less than the greater of (x) $30,000,000 and (y) 0.50% of Total Assets;

(iv) a disposition of cash or Cash Equivalents;

(v) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(vi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(vii) disposals or replacements of obsolete, worn out, damaged, uneconomical or surplus property, equipment or other assets;

(viii) (i) sales of Receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and not as part of any Permitted Receivables Facility and (ii) sales of Receivables pursuant to a Permitted Receivables Facility; provided that (x) each such Permitted Receivables Facility is effected on terms which are considered customary for such a facility, as determined in good faith by the Company or applicable Subsidiary, (y) the aggregate amount of the Sellers’ Retained Interests in such Permitted Receivables Facilities does not exceed an amount at any time outstanding that is customary for similar transactions, as determined in good faith by the Company or applicable Subsidiary and (z) the proceeds to each such Receivables Subsidiary from the issuance of Third Party Interests are applied substantially simultaneously with the receipt thereof to the purchase from the Company or Subsidiaries of Receivables;

(ix) dispositions of assets subject to any foreclosure, casualty or condemnation proceeding or similar action (including in lieu thereof);

(x) dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xi) the licensing or sublicensing of Intellectual Property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries and any transfer of economic interests in, but not legal ownership of, any Intellectual Property;

(xii) the transfer of pension assets in connection with the permanent settling of the related pension obligations in an arm’s-length transaction with a Person that is not an Affiliate of the Company (provided that such transaction is on commercially reasonable terms as reasonably determined in good faith by the Company);

(xiii) any transfers or dispositions of assets made pursuant to the Separation and Distribution Agreement;

(xiv) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Related Business of comparable or greater market value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(xv) any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and the Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(xvi) any unwinding of any Hedging Obligations;

(xvii) any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(xviii) any Permitted IP Transfer.

“Assumption” has the meaning given to it in the Preamble hereto.

“Assumption Date” means the date of the consummation of the Assumption.

“ATM Financing Program” means one or more facilities or individual transactions consisting of loans or leases to the Company or any of its Subsidiaries by any third-party financing source or notes payable by or other obligations incurred by the Company or any of its Subsidiaries to any third-party financing source, in each case, for the purpose of financing the Company’s “ATMs-as-a-Service” program and which may be secured by ATM Financing Program Assets.

“ATM Financing Program Assets” means automated teller machines and related software, service program agreements and other similar contracts, and receivables in respect of the foregoing, in each case, entered into in connection with the Company’s “ATMs-as-a-Service” program, and the proceeds thereof.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(b) the sum of all such payments.

“Bank Collateral Agent” means the collateral agent or a similar representative for the Senior Secured Credit Facilities Secured Parties, or any amendments, restatements, amendments and restatements, supplements, modifications, extensions, renewals, refundings, replacements, exchanges or refinancings thereof, in whole or in part, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with its successors and permitted assigns in such capacity thereunder.

“Board” or “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.13, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means:

(a) United States dollars;

(b) (i) Canadian dollars, Australian dollars, Chinese yuan, Japanese yen, euro, pound sterling or any national currency of any participating member state of the EMU; or

(ii) other currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof as a full faith and credit obligation of the U.S. government, with average maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with average maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with average maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $100 million in the case of U.S. banks or other U.S. financial institutions and $100 million (or the U.S. Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above and (j) below entered into with any financial institution meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (d) above, in each case, with average maturities of 36 months after the date of creation thereof;

(g) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(h) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (g) above and (i) through (l) below;

(i) securities issued or directly and fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having average maturities of not more than 36 months from the date of acquisition thereof;

(j) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any participating member state of the EMU) having a rating equal to or higher than “Baa3” by Moody’s or “BBB-” by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(k) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with average maturities of 36 months or less from the date of acquisition;

(l) Investments with average maturities of 36 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody’s (or, if at any time, neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(m) in the case of investments by any Foreign Subsidiary of the Issuer, investments for cash management purposes of comparable tenor and credit quality to those described in the foregoing clauses (a) through (l) customarily utilized in countries in which such Foreign Subsidiary operates; and

(n) investments, classified in accordance with GAAP as current assets, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (d) above, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (m) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents under this Indenture regardless of the treatment of such items under GAAP.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code and any direct or indirect Subsidiary thereof.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of a transaction or series of transactions following which the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to the consummation of such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee is or becomes an obligor in respect of the Securities.

Notwithstanding the foregoing, the consummation of the Escrow Merger and the Transactions shall not constitute a Change of Control. For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group” for purposes of clause (a) above; provided that no “person” or “group” beneficially owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such holding company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Notes Obligations; provided that in no event shall “Collateral” include any Excluded Asset.

“Collateral Agent” means (a) in the case of any Senior Secured Credit Facilities Obligations, the Bank Collateral Agent, (b) in the case of the Secured Notes Obligations, the Notes Collateral Agent and (c) in the case of any Additional Equal Priority Obligations, the agent, trustee or other representative (or, solely with respect to any Indebtedness that is provided by a single financing source pursuant to a primary debt agreement that does not provide for the appointment of any agent, trustee or other representative to act on behalf of such financing source, such financing source (as applicable)) with respect thereto.

“Company” has the meaning given to it in the Preamble hereto, until a successor replaces it pursuant to the applicable provisions of this Indenture, and, thereafter, “Company” shall mean such successor.

“Company Order” means a written request in the name of the Issuer delivered to the Trustee and signed by one of the following officers of the Issuer: the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the applicable redemption date to October 1, 2026, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to October 1, 2026.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (b) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(b) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition, disposition of assets or Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with such transactions or any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (including any determinations made in respect of Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(a) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing Incurred as Credit Facility Indebtedness;

(f) net payments pursuant to Hedging Obligations;

(g) the product of (i) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith); and

(h) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination (other than Indebtedness Incurred under clause (i) of the definition thereof) to (y) EBITDA for the most recent four consecutive fiscal quarters for which financial statements of the Company are available (the “Reference Period”); provided, however, that:

(a) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(b) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

(d) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and

(e) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition, disposition of assets or Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with such transactions or any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (including any determinations made in respect of Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(i) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (b) below); and

(ii) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income only to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(b) any net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which approval has not been obtained or which approval cannot be obtained within 90 of days of a request for such approval (as reasonably determined in good faith by the Company)) or by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except that:

(i) subject to the exclusion contained in clause (c) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(ii) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included (to the extent not already included therein) in determining such Consolidated Net Income;

(c) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d) extraordinary gains or losses;

(e) the cumulative effect of a change in accounting principles;

(f) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness;

(g) amortization of non-cash pension expenses and any after-tax one-time gains or losses associated with lump sum payments (or transfers of financial assets) to defease pension and retirement obligations and after-tax mark-to-market gains and losses on pension plans and settlement/curtailment gains and losses thereon;

(h) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP;

(i) the effects of adjustments in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes;

(j) any increase to reserves for environmental liabilities except to the extent cash payments are made in respect of such liabilities from such increase; and

(k) the net income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company to the extent such income or loss or such amounts are attributable to the non-controlling interest in such consolidated Restricted Subsidiary, in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(iii)(D).

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary; provided that, if at any time less than $1,585,000,000 of Credit Facility Indebtedness is outstanding pursuant to Section 4.03(b)(i) (following any Termination Date, such determination shall be made as if such covenant was in effect at such time), $1,585,000,000 of Credit Facility Indebtedness shall be deemed to be outstanding pursuant to clause (b)(1) of such covenant and secured by Liens on property or assets of the Company for purposes of the calculation of “Consolidated Secured Indebtedness” and the “Consolidated Secured Leverage Ratio”.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available, in each case, with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, without duplication, an amount equal to (a) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness Incurred under clause (i) of the definition thereof) on a consolidated basis, plus (b) without duplication, the amount of Third Party Interests in respect of Permitted Receivables Facilities, in each case, without giving effect to any accounting principle that results in the amount of any such Indebtedness to be below the stated principal amount of such Indebtedness, minus (c) the excess, if any, of the amount of Unrestricted Cash owned by the Company and its Restricted Subsidiaries as of such date over $150,000,000.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (a) until the Controlling Collateral Agent Change Date, the Bank Collateral Agent and (b) from and after the Controlling Collateral Agent Change Date, the Major Non-Controlling Collateral Agent.

“Controlling Collateral Agent Change Date” means the earlier of (i) the discharge of the Senior Secured Credit Facilities Obligations and (ii) the Non-Controlling Collateral Agent Enforcement Date.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Equal Priority Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Corporate Trust Office” means the designated office of the Trustee (in each of its capacities hereunder, including, without limitation, as Notes Collateral Agent) at which at any particular time the corporate trust business of the Trustee shall be administered, which at the time of the executing of this Indenture is (a) solely for purposes of the transfer, exchange or surrender of the Securities, 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: SPAG Administration, and (b) for all other purposes, 388 Greenwich Street, New York, New York 10013, Attention: SPAG Administration, or such other address as the Trustee may designate from time to time by notice to the Issuer and the Holders or the principal Corporate Trust Office of any successor to the Trustee.

“Credit Facilities” means one or more debt facilities (including the Senior Secured Credit Facilities), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables and any Permitted Receivables Facility), letters of credit or the issuance of securities, including any related notes, mortgages, letters of credit, guarantees, collateral and/or security documents, pledge agreements, borrowing and/or letter of credit issuance requests, and any other instruments, documents and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time), and as amended, restated, amended and restated, supplemented, modified, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value or cash flows of which (or any material portion thereof) are materially affected by the value or performance of the Securities or the creditworthiness of the Company or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Designated Foreign Asset Disposition” means an Asset Disposition by a Foreign Subsidiary, to the extent it consists of assets located in Brazil, China, Hungary, India or Russia, or the Capital Stock of a Person domiciled in such jurisdictions. In the case of a Designated Foreign Asset Disposition, the 450-day time period referred to in Section 4.06(a) shall be two years after the receipt of any Net Available Cash from such Designated Foreign Asset Disposition.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(c) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case, on or prior to the day that is 91 days after the Stated Maturity of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable prior to such date shall be deemed to be Disqualified Stock; provided further, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset disposition” or a “change of control” (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that such Person may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provisions prior to compliance by such Person with Sections 4.06 and 4.08 and such repurchase or redemption complies with Section 4.04.

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“DTC” means The Depository Trust Company, a New York corporation.

“EBITDA” for any period means the sum of Consolidated Net Income, plus

(a) the following to the extent deducted in calculating such Consolidated Net Income (and without duplication to the extent included but not deducted in calculating such Consolidated Net Income):

(i) all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(ii) Consolidated Interest Expense; plus

(iii) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(iv) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); less interest income and all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); plus

(v) the amount of any pro forma “run rate” expected cost savings, operating expense reductions, operational improvements, integration benefits and synergies (calculated on a pro forma basis as though such items had been realized on the first day of such period, but net of actual amounts realized during such period) related to the Transactions that are reasonably identifiable and factually supportable (in the good faith determination of the Company) and are reasonably expected by the Company to be realized or result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within the applicable Post-Transaction Period; plus

(vi) nonrecurring integration expenses in connection with acquisitions (including severance costs, retention payments, change of control bonuses, relocation expenses and similar integration expenses); plus

(vii) one-time out-of-pocket transactional costs and expenses relating to the Transactions, acquisitions, Investments outside the ordinary course of business and Asset Dispositions (regardless of whether consummated), including legal fees, advisory fees and upfront financing fees; plus

(viii) out-of-pocket costs and expenses relating to restructurings (including a reduction in force), consolidation, separation or closure of facilities and cost saving initiatives, in each case, undertaken out of the ordinary course of business, and (without duplication) any non-cash charges or reserves taken in connection therewith; plus

(ix) out-of-pocket costs and expenses arising from litigation in an amount not to exceed $15,000,000 for any period of four consecutive fiscal quarters of the Company then last ended; plus

(x) unrealized losses during such period attributable to the application of “mark-to-market” accounting in respect of any Hedging Obligations;

in each case for such period; provided that any cash payment made with respect to any non-cash charges added back in computing EBITDA for any prior period pursuant to clause (iv) above (or that would have been added back had this Indenture been in effect during and after such prior period) shall be subtracted in computing EBITDA for the period in which such cash payment is made; provided further that the aggregate amount of all amounts under clauses (v) and (viii) (excluding, in the case of clause (viii), such amounts arising from the Spin-Off and incurred within 12 months of the Escrow Release Date) that increase EBITDA in any Test Period (including, for avoidance of doubt, in connection with any calculation made hereunder on a pro forma basis) shall not exceed, and shall be limited to, 15% of EBITDA in respect of such Test Period (calculated after giving effect to such adjustments and with no carryover of unused amounts into any subsequent period); and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income,

(i) any non-cash gains for such period;

(ii) any net income tax benefit for such period determined on a consolidated basis in accordance with GAAP;

(iii) any gains attributable to the early extinguishment of obligations under any Interest Rate Agreement or Currency Agreement other than those relating to foreign currencies; and

(iv) unrealized gains during such period attributable to the application of “mark-to-market” accounting in respect of any Interest Rate Agreement or Currency Agreement.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (or, if such approval is required, such approval has been obtained or can be obtained within 90 of days of a request for such approval (as reasonably determined in good faith by the Company)) and pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Employee Matters Agreement” means the Employee Matters Agreement between NCR and the Company, to be dated on or prior to the Escrow Release Date.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equal Lien Priority” means, with respect to specified Indebtedness, such Indebtedness is secured by a Lien that is equal in priority to the Liens on specified Collateral (but without regard to control of remedies) and is subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole).

“Equal Priority Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, to be dated as of the Escrow Release Date, by and between the Notes Collateral Agent and the Bank Collateral Agent and acknowledged and agreed to by the Issuer and the Subsidiary Guarantors, in substantially the form of Exhibit E hereto.

“Equal Priority Obligations” means, collectively, (a) the Senior Secured Credit Facilities Obligations, (b) the Secured Notes Obligations and (c) each Series of Additional Equal Priority Obligations.

“Equal Priority Obligations Documents” means this Indenture, the Securities and the other credit, guarantee, and Security Documents governing the Equal Priority Obligations.

“Equal Priority Secured Parties” means, collectively, (a) the Senior Secured Credit Facilities Secured Parties, (b) the Secured Notes Secured Parties and (c) any Additional Equal Priority Secured Parties.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“Escrow Agent” means Citibank, N.A., in its capacity as the escrow agent appointed and authorized under the Escrow Agreement, and any successor thereto in such capacity.

“Escrow Agreement” means the Escrow Agreement, dated as of September 27, 2023, among the Escrow Issuer, Citibank, N.A., as trustee, and Citibank, N.A., as Escrow Agent, as may be amended, restated, amended and restated supplemented or otherwise modified from time to time.

“Escrow Issuer” has the meaning given to it in the Preamble hereto.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means:

(a) with respect to Deposit Accounts (as defined in the New York UCC), (i) any Deposit Account the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, healthcare, retiree and other employee benefits, deferred compensation, taxes and similar expenses and (ii) any Deposit Account the funds in which consist solely of (A) funds held by the Company or any Subsidiary in trust for any director, officer or employee of the Company or any Subsidiary or any healthcare, retiree and other employee benefit plan maintained by the Company or any Subsidiary or (B) funds representing deferred compensation for the directors and employees of the Company and the Subsidiaries;

(b) with respect to Securities Accounts (as defined in the New York UCC), (i) any Securities Account in which the assets credited thereto are held by the Company or any Subsidiary in trust for any director, officer or employee of the Company or any Subsidiary or any healthcare, retiree or other employee benefit plan maintained by the Company or any Subsidiary or (ii) any Securities Account in which the assets credited thereto represent deferred compensation for the directors and employees of the Company and the Subsidiaries; and

(c) with respect to Deposit Accounts or Securities Accounts, (i) any such account in or to which only Excluded Assets (including, without limitation, any Excluded Equity Interests) are deposited or credited from time to time, (ii) any such account used for escrow, customs or other fiduciary purposes and accounts established to comply with legal requirements and (iii) any account (excluding accounts referred to in the foregoing clauses of this definition with an average daily balance (determined on a monthly basis) of less than $500,000 individually and less than $2,000,000 in the aggregate for all such accounts.

“Excluded Assets” means:

(a) any Excluded Equity Interests;

(b) any Excluded Accounts;

(c) any Real Estate Asset;

(d) leasehold interests in real property;

(e) motor vehicles and other assets subject to certificates of title;

(f) letter of credit rights (except to the extent such rights constitute supporting obligations with respect to other Collateral and a security interest in which can be perfected by filing a Uniform Commercial Code financing statement);

(g) commercial tort claims with a value of less than $10,000,000;

(h) any lease, license, contract or other agreement or any property subject to a purchase money security interest, Capital Lease Obligation or similar arrangement to which a Grantor is a party and that is not prohibited by this Indenture if, to the extent and for so long as the grant of the security interest would under any term thereof violate or invalidate such lease, license contract or other agreement or purchase money security interest, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or any Subsidiary Guarantor) after giving effect to the applicable provisions of the Uniform Commercial Code or other applicable law invalidating or restricting anti-assignment provisions, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such term;

(i) those assets over which the granting of security interests in such assets would be prohibited by any applicable Requirements of Law or by any contract that is not prohibited by this Indenture (so long as any contractual restriction is not incurred in contemplation of such entity becoming a Subsidiary of the Company or a Grantor hereunder) (in each case, after giving effect to the provisions of the Uniform Commercial Code or any other applicable law invalidating or rendering ineffective anti-assignment provisions, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibitions), or to the extent that such security interests would result in material adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as reasonably determined in good faith by the Company;

(j) those assets as to which the Controlling Collateral Agent and the Company reasonably agree that the cost of creating or perfecting such security interests therein (taking into account any adverse tax consequences to the Company or any Subsidiaries (including the imposition or withholding or other material taxes)) is excessive in relation to the benefit to the Holders of the security to be afforded thereby;

(k) any “intent to use” trademark or service mark application for which a statement of use has not been filed with the United States Patent and Trademark Office, but only to the extent that the grant of the security interest would invalidate such trademark or service mark application;

(l) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest therein is prohibited or restricted thereby (in each case, after giving effect to the provisions of the Uniform Commercial Code or any other applicable law that would invalidate or render ineffective such prohibition or restriction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction);

(m) any Grantor’s rights, title or interest in any Plan, Foreign Pension Plan; and

(n) any receivables (including collections thereof and any related assets) that are the subject of a Permitted Receivables Facility and, in each case, any assets thereof; in each case other than any proceeds, substitutions or replacements of any of the assets described in clauses (a) through (n) (unless any such proceeds, substitution or replacement would in itself constitute an asset described in clauses (a) through (n)).

“Excluded Equity Interests” means:

(a) 65% or more of the issued and outstanding voting Equity Interests of any CFC;

(b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Equal Priority Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect;

(c) Margin Stock and, to the extent requiring the consent of one or more third parties (other than the Company or any Subsidiary or any director, officer or employee thereof) or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than wholly owned Material Subsidiaries (to be defined in the Senior Secured Credit Facilities); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect;

(d) Equity Interests of NCR (Middle East) Limited so long as, and only to the extent that, the pledge of such Equity Interests would result in a change of control default under the existing contract to which NCR (Middle East) Limited was a party on the Escrow Release Date, as disclosed to the Controlling Collateral Agent; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect;

(e) Equity Interests in any Unrestricted Subsidiary; or

(f) any Equity Interest if, to the extent, and for so long as, the Controlling Collateral Agent and the Company shall have agreed in writing to treat such Equity Interest as an Excluded Equity Interest on account of the cost of pledging such Equity Interest hereunder (taking into account any adverse tax consequences to the Company and the Subsidiaries (including the imposition of withholding or other material taxes)) being excessive in view of the benefits to be obtained by the Holders therefrom.

“Fair Market Value” means the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as reasonably determined in good faith by the chief financial officer, chief accounting officer or controller of the Company.

“FASB” has the meaning specified in the definition of “GAAP.”

“Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, controller or other officer or Person with reasonably equivalent responsibilities or performing similar functions of such Person.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Foreign Pension Plan” means any benefit or welfare plan that under applicable law outside of the United States is funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not incorporated or organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Form 10” means the registration statement on Form 10, originally filed by the Company with the SEC on June 26, 2023, as amended or supplemented prior to September 22, 2023.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(b) statements and pronouncements of the Financial Accounting Standards Board (“FASB”);

(c) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

At any time after the Escrow Release Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP in accordance with applicable laws and regulations, including those of the SEC, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided, however, that any such election, once made, shall be irrevocable; provided further, however, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. In addition, at any time after the Issue Date, the Company may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election, and such election shall supersede the prior meaning of GAAP; provided that any such election, once made, shall be irrevocable. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders.

Notwithstanding the foregoing, with respect to accounting for leases as either operating leases or capital leases, the impact of FASB ASC 840 and FASB ASC 842 (or any subsequent pronouncement having similar effect) shall be disregarded.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” means the Company and any Subsidiary Guarantor.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Supplemental Indenture” means a supplemental indenture to this Indenture, in substantially the form of Exhibit B-2 hereto pursuant to which a Subsidiary Guarantor Guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“IFRS” has the meaning given to it under the definition of “GAAP.”

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;

(d) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values;

(e) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change; and

(f) for the avoidance of doubt, the unused portion of any commitment under a revolving credit or similar facility;

shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations and Synthetic Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(e) all Third Party Interests in respect of Permitted Receivables Facilities of such Person or its Subsidiaries except to the extent that such Indebtedness would not appear as a liability upon a balance sheet (other than footnotes to financial statements) of such Person prepared in accordance with GAAP;

(f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(g) all Guarantees by such Person of obligations of the type referred to in clauses (a) through (f) or dividends of other Persons;

(h) all obligations of the type referred to in clauses (a) through (g) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(i) to the extent not otherwise included in this definition, the net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. In addition, for the avoidance of doubt, the term “Indebtedness” will not include guarantees of obligations not constituting Indebtedness, including, without limitation, guarantees of performance.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock shall be its maximum liquidation value.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company or any Subsidiary, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.

“Intellectual Property Matters Agreements” means (a) the Patent and Technology Cross-License Agreement between NCR and the Company and (b) the Trademark License and Use Agreement between NCR and the Company, each to be dated on or prior to the Escrow Release Date.

“Intercompany Permitted Receivables Facility Note” means any promissory note or debt obligations issued or incurred by a Receivables Subsidiary in consideration or partial consideration for the acquisition of Receivables from the Company or any Subsidiary in a Permitted Receivables Facility permitted under this Indenture.

“Intercreditor Agreements” means (i) the Equal Priority Intercreditor Agreement and (ii) any Acceptable Junior Priority Intercreditor Agreement entered into after the Issue Date in accordance with this Indenture.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided in this Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:

(a) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” shall occur when the Securities receive two of the following:

(a) a rating of “BBB-” or higher from S&P;

(b) a rating of “Baa3” or higher from Moody’s; or

(c) a rating of “BBB-” or higher from Fitch;

or the equivalent of such rating by any such rating organization or, if no rating of Moody’s, S&P or Fitch then exists, the equivalent of such rating by any other Rating Agency.

“Issue Date” means September 27, 2023.

“Issuer” has the meaning given to it in the Preamble hereto.

“Junior Lien Priority” means, with respect to specified Indebtedness, that such Indebtedness is secured by a Lien that is junior in priority to the Liens on the Collateral securing the Equal Priority Obligations and is subject to an Acceptable Junior Priority Intercreditor Agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens).

“Junior Priority Obligations” means the Obligations with respect to any Indebtedness having Junior Lien Priority relative to the Secured Notes Obligations; provided that such Lien is permitted to be incurred under this Indenture, and that the holders of such Indebtedness or their agent, trustee or other representative shall become party to an Acceptable Junior Priority Intercreditor Agreement.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement), real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References or (ii) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Major Non-Controlling Collateral Agent” means the Collateral Agent (other than the Bank Collateral Agent) of the Series of Equal Priority Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Equal Priority Obligations (excluding the Senior Secured Credit Facilities Obligations) with respect to such Shared Collateral, which will become the Controlling Collateral Agent after the Controlling Collateral Agent Change Date.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Federal Reserve.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money with an individual outstanding principal amount in excess of $10,000,000 and which is required to be pledged and delivered to the Controlling Collateral Agent (or its bailee) pursuant to any security agreement.

“Material Intellectual Property” means any Intellectual Property owned by the Company or any Subsidiary Guarantor that is material to the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole (as determined in good faith by the Company).

“Material Real Estate Asset” means each Real Estate Asset, or group of related tracts of Real Estate Assets, located in the United States and owned by the Company or any Subsidiary Guarantor on the Escrow Release Date or acquired (whether in a single transaction or a series of transactions) by the Company or any Subsidiary Guarantor after the Escrow Release Date (or owned by any Person that becomes a Subsidiary Guarantor after the Escrow Release Date and is located in the United States) that, together with the improvements thereon and all contiguous and all related parcels and the improvements thereon (whether owned or leased), has a fair value of $25,000,000 or more (as determined in good faith by a Financial Officer of the Company), in each case, as of the Escrow Release Date, as of the time of acquisition of such Real Estate Asset or group of related tracts of Real Estate Assets (as applicable) by the Company or such Subsidiary Guarantor following the Escrow Release Date or as of the time such Person becomes a Subsidiary Guarantor.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NCR” means NCR Corporation, a Maryland corporation and, as of the Issue Date, the Company’s parent company.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Cash Equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Cash Equivalents) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(a) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes paid or payable, as consequence of such Asset Disposition (including, in the case of a Designated Foreign Asset Disposition, any taxes imposed by withholding or otherwise arising from the repatriation of cash associated with such Designated Foreign Asset Disposition (after taking into account and giving effect to any deductions, losses, credits and similar tax attributes arising from such Designated Foreign Asset Disposition)), as determined before taking into account the application of any deductions, losses, credits and similar tax attributes (other than those deductions, losses, credits and attributes arising from such Asset Disposition);

(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(c) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(e) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash shall be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (i) the value of its Securities plus (ii) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions, as supplemented by the 2019 Narrowly Tailored Credit Event Supplement) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date that is 180 days (throughout which 180-day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an event of default, as defined in this Indenture, the Senior Secured Credit Agreement or other similar agreement for the applicable Series of Equal Priority Obligations, but only for so long as such event of default is continuing, and (b) the Controlling Collateral Agent and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (i) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an event of default, as defined in this Indenture, the Senior Secured Credit Agreement or other similar agreement for that Series of Equal Priority Obligations has occurred and is continuing and (ii) the Equal Priority Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with this Indenture, the Senior Secured Credit Agreement or other similar agreement for that Series of Equal Priority Obligations; provided that the Non-Controlling Collateral Agent Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Shared Collateral (A) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time any Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

“Notes Collateral Agent” means Citibank, N.A., as collateral agent for the Secured Notes Secured Parties under the Securities, or any amendments, restatements, amendments and restatements, supplements, modifications, extensions, renewals, refundings, replacements, exchanges or refinancings thereof, in whole or in part, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, together with its successors and permitted assigns in such capacity thereunder.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated as of September 22, 2023, related to the offer and sale of the Securities.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. Officer of any Subsidiary has a correlative meaning.

“Officer’s Certificate” means a certificate signed by one Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee (who may be an employee of or counsel to the Company).

“Outside Date” has the meaning given to it in the Preamble hereto.

“Performance References” has the meaning given to it under the definition of “Derivative Instrument.”

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Company’s common stock underlying convertible debt purchased by the Company in connection with the bona fide issuance of such convertible debt (other than to the Company or any of its Affiliates); provided that the purchase price for such Permitted Bond Hedge Transaction, less the cash proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by the Company from the sale of such convertible debt issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Debt Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(b) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(c) cash and Cash Equivalents;

(d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f) loans or advances to directors and employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(h) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(i) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(j) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(k) any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03;

(l) any Person (i) to the extent such Investment exists on the Issue Date or the Escrow Release Date, (ii) made pursuant to the Spin-Off Documents or (iii) consisting of any extension, modification or renewal of any such Investments existing on the Issue Date or the Escrow Release Date or made pursuant to the Spin-Off Documents, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date or the Escrow Release Date, as applicable);

(m) any Person to the extent the payment for such Investment consists solely of an issuance of Capital Stock (other than Disqualified Stock) of the Company; provided, however, that such issuance of Capital Stock shall not increase the amount available for Restricted Payments under Section 4.04(a)(iii);

(n) any Person to the extent such Investment consists of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(o) any Person to the extent such Investment consists of guarantees of performance obligations of Foreign Subsidiaries under service contracts entered into in the ordinary course of business in accordance with Section 4.03;

(p) any Person to the extent such Investments consist of extensions of trade credit (including extensions of trade credit in connection with the licensing property) in the ordinary course of business;

(q) any Person to the extent such Investments consist of Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date in accordance with Section 5.01, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) any Person to the extent such Investments consist of cash earnest money deposits required to be made by the Company or any Restricted Subsidiary in connection with a purchase agreement, letter of intent or other acquisitions permitted under this Indenture;

(s) joint ventures or Unrestricted Subsidiaries to the extent such Investments, when taken together with all other Investments made pursuant to this clause (s) (including the Fair Market Value of any assets transferred thereto), do not exceed the greater of (x) $50,000,000 and (y) 0.875% of Total Assets; provided, however, that at the time of, and after giving effect thereto, no Default shall have occurred and be continuing or would occur as a consequence thereof; and

(t) any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (t) and outstanding on the date such Investment is made, do not exceed the greater of (x) $300,000,000 and (y) 5.50% of Total Assets.

“Permitted IP Transfer” means by one or a series of related transactions, the sale, grant of licenses (including exclusive licenses), or transfer of ownership rights (including beneficial ownership rights) or rights to use or otherwise exploit in foreign jurisdictions the Intellectual Property of the Company or any Domestic Subsidiary to a Foreign Subsidiary that is a Restricted Subsidiary; provided that, (a) any such sale is made for cash consideration paid by the acquiring Foreign Subsidiary to the Company or such Domestic Subsidiary, as the case may be, at the time of transfer in an amount not less than the fair market value of the Intellectual Property transferred; provided that up to $35,000,000 of such consideration in the aggregate for all Permitted IP Transfers under this clause (a) may consist of promissory notes that are required to be paid in full not later than the maturity date for the notes and up to $10,000,000 of such consideration may consist of the issuance of Equity Interests of Foreign Subsidiaries and (b) the aggregate, cumulative fair market value of all such transferred Intellectual Property shall not exceed the greater of (1) $100,000,000 and (2) 2.0% of Total Assets, and provided further that in the case of all sales under this definition, (x) the acquiring Foreign Subsidiary shall be (A) a Subsidiary of 65% of the outstanding voting Equity Interests, and all other Equity Interests, of which shall have been pledged pursuant to the Security Agreement or (B) a direct or indirect Wholly Owned Subsidiary of one or more Foreign Subsidiaries of the type described in the preceding clause (A) or Subsidiary Guarantors, (y) no Liens (other than Permitted Liens and Liens in favor of the Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties) shall exist on any such transferred Intellectual Property at the time of its transfer and (z) any license (including any license providing for a declining royalty) of such Intellectual Property or of rights to use such Intellectual Property entered into with or Guaranteed by the Company or any Restricted Subsidiary shall be on arms-length terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a transaction with an unaffiliated third party, as determined in good faith by the Company.

“Permitted Liens” means, with respect to any Person:

(a) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or pledges or deposits to secure the performance of bids, trade contracts, leases, surety or appeal bonds, performance bonds or similar instruments (and pledges and deposits made in respect of letters of credit, surety bonds, bank guarantees or similar instruments supporting such obligations) to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(b) carriers’, warehousemen’s and mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by such Person in excess of those required by applicable banking regulations;

(c) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 365 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; provided further that in the event Purchase Money Indebtedness is owed to any Person with respect to the financing of more than one purchase of any such property, plant or equipment, such Liens may secure all such Purchase Money Indebtedness and may apply to all such property, plant or equipment financed by such Person;

(g) Liens to secure Credit Facility Indebtedness; provided that such Liens on any Collateral are subject to the terms of the Equal Priority Intercreditor Agreement;

(h) Liens existing on the Issue Date (other than Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(i));

(i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than, in the case of any merger or consolidation, the assets of any such Person or Restricted Subsidiary that is a party thereto or any assets and property affixed or appurtenant thereto);

(k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(l) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(m) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) or (j); provided, however, that:

(i) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

(iii) if such Liens are consensual Liens that are secured by the Collateral, then the Issuer may elect to have the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) enter into the Equal Priority Intercreditor Agreement or an Acceptable Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank (A) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked equal in priority with the Liens on the Collateral securing the Secured Notes Obligations, at the option of the Issuer, either equal in priority (but without regard to the control of remedies) with the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations or junior in priority to the Liens on the Collateral securing the Secured Notes Obligations or (B) if the Liens on the Collateral that secured the Indebtedness that was refinanced by such Refinancing Indebtedness ranked junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, junior in priority to the Liens on the Collateral securing the Secured Notes Obligations, but in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(n) Liens Incurred to secure cash management services in the ordinary course of business;

(o) customary rights and restrictions on Capital Stock or assets in connection with the sale or transfer of any such Capital Stock or assets in a transaction permitted under Section 4.06 that are customarily included in agreements relating to such sale or transfer pending the completion thereof;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement in connection with a transaction permitted under this Indenture;

(r) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by such Person in the ordinary course of business;

(s) interests or title of a lessor under a lease (other than a Capital Lease Obligation) entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(t) Liens deemed to exist in connection with Investments in repurchase agreements that are Permitted Investments;

(u) Liens on property of any Subsidiary that is not a Subsidiary Guarantor, which Liens secure Indebtedness of such Subsidiary permitted under Section 4.03;

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;

(w) Liens in favor of any Receivables Subsidiary, any collateral agent (or other party acting in a similar capacity) for holders of Third Party Interests, or any third-party buyer or purchaser of Receivables, in each case, in connection with a Permitted Receivables Facility permitted by Section 4.03 and Section 4.06;

(x) leases, licenses, subleases or sublicenses, including non-exclusive software licenses, granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole, or secure any Indebtedness;

(y) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; encumbrances or restrictions set forth in the organizational documents (or any related joint venture, shareholders’ or similar agreement) of any non-Wholly Owned Subsidiary or any Person that is not a Subsidiary in respect of their respective Capital Stock;

(z) other Liens securing Indebtedness in an aggregate amount not to exceed the greater of (i) $250,000,000 and (ii) 4.50% of Total Assets; provided that, if such Liens are secured by the Collateral, then the holders of the Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement or an Acceptable Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Issuer, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations, but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(aa) other Liens securing Indebtedness, in addition to those permitted in clauses (a) through (z) above; provided that, after giving effect to any such Incurrence (but without netting the cash in connection with such Incurrence), the Company’s Consolidated Secured Leverage Ratio would not exceed 3.50 to 1.0; provided that, if such Liens are secured by the Collateral, then the holders of the

Indebtedness or other obligations secured thereby (or a representative or trustee on their behalf) shall enter into the Equal Priority Intercreditor Agreement or an Acceptable Junior Priority Intercreditor Agreement, as applicable, providing that the Liens on the Collateral (other than cash and Cash Equivalents) securing such Indebtedness or other obligations shall rank, at the option of the Issuer, either equal in priority (but without regard to the control of remedies) with, or junior to, the Liens on the Collateral (other than cash and Cash Equivalents) securing the Secured Notes Obligations, but, in any event, shall not be required to enter into any such intercreditor agreement with respect to any Collateral consisting of cash and Cash Equivalents;

(bb) Liens on ATM Financing Program Assets securing Indebtedness or other obligations incurred under Section 4.03(b)(xvi) in respect of any ATM Financing Program; and

(cc) Liens securing the Securities (other than any Additional Securities) and the Subsidiary Guarantees.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

For purposes of this definition, (a) Permitted Liens need not be Incurred solely by reference to one category of Permitted Liens described above but are permitted to be Incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Permitted Receivables Facility” means one or more facilities or individual transactions consisting of transfers (including granting security interests in) on one or more occasions by the Company or any of its Subsidiaries (including through a Receivables Subsidiary) to any third-party buyer, purchaser or lender of interests in Receivables (including collections thereof and any related assets); provided that (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Company or any of its Subsidiaries except as permitted by the following clause (b), (b) there shall be no recourse or obligation to the Company or any of its Subsidiaries whatsoever other than (x) recourse solely attributable to any applicable Standard Receivables Undertakings and (y) recourse solely against the Company’s or such Subsidiaries’ retained interest in the Receivables Subsidiary which finances the acquisition of the relevant Receivables or residual values related thereto and (c) neither the Company nor any of its Subsidiaries shall have provided, either directly or indirectly, any credit support of any kind in connection with such Permitted Receivables Facility other than as set forth in clause (b) of this definition.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Company’s common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA and in respect of which the Issuer or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Transaction Period” means, with respect to any acquisition, disposition of assets or Investment, the period beginning on the date such transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such transaction is consummated.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, the pro forma increase or decrease in EBITDA (including the portion thereof attributable to any assets (including Capital Stock) sold or acquired) projected by the Company in good faith as a result of (a) actions taken during such Post-Transaction Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or operating expense reductions or (b) any additional costs incurred during such Post-Transaction Period, in each case in connection with the combination of the operations of the assets acquired with the operations of the Company and the Restricted Subsidiaries or the applicable Asset Disposition or Investment (including any related operational improvement); provided that, so long as such actions are taken during such Post-Transaction Period or such costs are incurred during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to EBITDA, that such cost savings shall be realizable during the entirety, or such additional costs, as applicable, shall be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to EBITDA shall be without duplication for cost savings, operating expense reductions or additional costs already included in EBITDA for such Test Period.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations and Synthetic Lease Obligations) (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed or (b) Incurred to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement by the Company or a Restricted Subsidiary of such asset, whether through the direct purchase of such assets or otherwise (including through the purchase of Capital Stock of any Person owning such assets); provided, however, that (i) such Indebtedness is Incurred within 365 days after such purchase, lease, expansion, construction, installation, replacement, repair or improvement of such assets and (ii) the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such asset (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset).

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (a) borrowed from such Person or any Subsidiary of such Person or (b) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means any private or public issuance and sale of the Company’s common stock by the Company after the Escrow Release Date. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(a) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(b) any issuance and sale to any Subsidiary of the Company.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agency” means Standard & Poor’s, Moody’s and Fitch, or if any of Standard & Poor’s, Moody’s or Fitch shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s, Moody’s or Fitch, as the case may be.

“Real Estate Asset” means any interest owned by a Grantor in fee in any real property.

“Receivable” means any accounts receivable owed to or payable to the Company or a Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, and all proceeds of such accounts receivable.

“Receivables Subsidiary” means a special purpose entity established as a “bankruptcy remote” Subsidiary for the purpose of acquiring Receivables (including collections thereof and any related assets) in connection with any Permitted Receivables Facility, which shall engage in no operations or activities other than those related to such Permitted Receivables Facility, including the issuance of Third Party Interests or other funding of such Permitted Receivables Facilities and activities reasonably related thereto.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that substantially concurrently with its Incurrence Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or the Escrow Release Date, as applicable, or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(a) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs (collectively, the “Additional Refinancing Amount”)) under the Indebtedness being Refinanced;

(d) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities on terms no less favorable in any material respect to the Holders than the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; and

(e) in the case of Refinancing Indebtedness that is secured by Liens on the Collateral that are equal in priority (without regard to control of remedies) with the Secured Notes Obligations, (i) such Refinancing Indebtedness ranks equal or junior in right of payment with the Secured Notes Obligations and is secured by Liens on the Collateral on an equal or junior priority basis with respect to the Secured Notes Obligations or is unsecured; provided that any such Refinancing Indebtedness that is (A) secured by Liens on the Collateral ranking on an equal priority basis (but without regard to control of remedies) with the Secured Notes Obligations shall be subject to the Equal Priority Intercreditor Agreement (or such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole) or (B) secured by Liens on the Collateral ranking junior in priority to the Liens on the Collateral securing the Secured Notes Obligations shall be subject to an Acceptable Junior Priority Intercreditor Agreement and (ii) if the Refinancing Indebtedness is secured, it is not secured by any assets other than the Collateral.

“Related Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Company and its Restricted Subsidiaries on the Escrow Release Date and other businesses reasonably ancillary, complementary or related thereto or reasonable extensions or expansions thereof.

“Reorganization Transactions” means the series of internal transactions, including entry into the Spin-Off Documents and those internal transactions described in the Offering Memorandum under the heading “Summary—Recent Developments” or otherwise described in the Form 10, following which the Company will hold the ATM-related businesses, including the Self-Service Banking, Payments & Network and Telecommunications and Technology businesses that NCR will contribute to the Company in connection with the Spin-Off, as described in the Form 10, but excluding borrowing funds under the Senior Secured Credit Facilities.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” with respect to any Person means:

(a) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (i) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (ii) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (iii) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (i) from the Company or a Restricted Subsidiary or (ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(d) the making of any Investment (other than a Permitted Investment) in any Person.

The amount of any Restricted Payment if made otherwise than in cash shall be Fair Market Value of the assets subject thereto.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person or its Affiliates.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Securities.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Notes Obligations” means Obligations in respect of the Securities, this Indenture, the Subsidiary Guarantees and the Security Documents relating to the Securities.

“Secured Notes Secured Parties” means the Trustee, the Notes Collateral Agent and the Holders.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Agreement” means that certain Notes Collateral Agreement, substantially in the form of Exhibit C hereto, to be dated as of the Escrow Release Date, among the Company, the Subsidiary Guarantors party thereto and the Notes Collateral Agent, together with all supplements thereto.

“Security Documents” means, collectively, the Security Agreement and all other instruments, documents and agreements delivered by or on behalf of the Company and any Subsidiary Guarantor pursuant to this Indenture in order to grant to, or perfect in favor of, the Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties, a Lien on any property of the Company or such Subsidiary Guarantor as security for the Secured Notes Obligations, in each case, as amended, restated, amended and restated, supplemented, modified, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise changed from time to time.

“Sellers’ Retained Interests” means the debt or equity interests held by the Company or a Subsidiary in a Receivables Subsidiary to which Receivables have been transferred in a Permitted Receivables Facility, including any Intercompany Permitted Receivables Facility Note or equity received in consideration for the Receivables transferred.

“Senior Indebtedness” means with respect to any Person:

(a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a) above unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Company or any Subsidiary of the Company;

(b) any liability for Federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Capital Stock;

(e) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(f) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture;

(g) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

(h) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(i) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries.

“Senior Secured Credit Agreement” means the Credit Agreement, dated as of September 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Company, the Escrow Issuer, the foreign borrowers from time to time party thereto (if any), the lenders and issuing banks from time to time party thereto and the administrative agent.

“Senior Secured Credit Facilities” means the senior secured credit facilities, documented by the Senior Secured Credit Agreement, in an aggregate amount of $2,385 million, which is comprised of (a) a five-year multicurrency revolving credit facility in the aggregate amount of $500 million (including (i) a letters of credit sub-facility in an aggregate face amount of up to $75 million and (ii) a sub-facility in an aggregate amount of up to $200 million for borrowings and issuances of letters of credit in currencies other than United States dollars), (b) a five-year term loan “A” facility in the aggregate principal amount of $835 million and (c) a five and a half-year term loan “B” facility in the aggregate principal amount of $750 million (the “Senior Secured Term Loan B Facility”), each as amended, restated, amended and restated, supplemented, modified, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders, investors, holders or otherwise).

“Senior Secured Credit Facilities Documents” means (a) the Senior Secured Credit Agreement and (b) any Loan Documents (as defined in the Senior Secured Credit Agreement) (as the same may be in effect from time to time), in each case, as amended, restated, amended and restated, supplemented, modified, extended, renewed, refunded, replaced, exchanged, refinanced or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including any alteration of the maturity thereof or increase in the amount of available borrowings thereof or adding subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders or otherwise).

“Senior Secured Credit Facilities Obligations” means (a) the “Obligations” (or an analogous or similar term) as defined under the Senior Secured Credit Facilities Documents (as applicable), and (b) the “Obligations” (or an analogous or similar term) with respect to any Indebtedness that extends, renews, refunds, replaces, exchanges or refinances, in whole or in part, Indebtedness under the Senior Secured Credit Agreement and that has, or intended to have, Equal Lien Priority (but without regard to the control of remedies) relative to the Securities with respect to the Shared Collateral; provided that an agent, trustee or other representative of the holders of such Indebtedness (or, solely with respect to any Indebtedness that is provided by a single financing source pursuant to a primary debt agreement that does not provide for the appointment of any agent, trustee or other representative to act on behalf of such financing source, such financing source (as applicable)) shall be a party to the Equal Priority Intercreditor Agreement on behalf of such holders (or such financing source (as applicable)).

“Senior Secured Credit Facilities Secured Parties” means the “Secured Parties” (or an analogous or similar term) as defined under the Senior Secured Credit Facilities Documents (as applicable), or any amendments, restatements, amendments and restatements, supplements, modifications, extensions, renewals, refundings, replacements, exchanges or refinancings thereof, in whole or in part, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Senior Secured Term Loan B Facility Escrow Account” means one or more segregated escrow accounts in which the Issuer, the Company or NCR will deposit or cause to be deposited on the Issue Date the Senior Secured Term Loan B Facility Escrowed Funds pursuant to the Senior Secured Credit Agreement and the Senior Secured Term Loan B Facility Escrow Agreement.

“Senior Secured Term Loan B Facility Escrow Agent” means Citibank, N.A., in its capacity as the escrow agent appointed and authorized under the Senior Secured Term Loan B Facility Escrow Agreement, and any successor thereto or permitted assignee thereof in such capacity.

“Senior Secured Term Loan B Facility Escrow Agreement” means the escrow agreement, dated as of September 27, 2023, among the Escrow Issuer, Bank of America, N.A., as administrative agent under the Senior Secured Credit Facilities Documents, and the Senior Secured Term Loan B Facility Escrow Agent, relating to the Senior Secured Term Loan B Facility Escrowed Funds.

“Senior Secured Term Loan B Facility Escrowed Funds” means the gross proceeds from the Senior Secured Term Loan B Facility, plus the TLB Advance Funded Interest (as defined in the Senior Secured Credit Agreement) (together with all other funds, securities, interest, dividends, distributions, earnings and other property and payments credited thereon) held in or otherwise deposited into or credited in the Senior Secured Term Loan B Facility Escrow Account.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement between NCR and the Company, to be dated on or prior to the Escrow Release Date.

“Series” means (a) with respect to the Equal Priority Secured Parties, each of (i) the Senior Secured Credit Facilities Secured Parties (in their capacities as such), (ii) the Secured Notes Secured Parties (in their capacity as such) and (iii) the Additional Equal Priority Secured Parties that are represented by a common representative (in its capacity as such for such Additional Equal Priority Secured Parties) and (b) with respect to any Equal Priority Obligations, each of (A) the Senior Secured Credit Facilities Obligations, (B) the Secured Notes Obligations and (C) the Additional Equal Priority Obligations incurred pursuant to any applicable agreement, which are to be represented under the Equal Priority Intercreditor Agreement (or under such other intercreditor agreement having substantially similar terms as the Equal Priority Intercreditor Agreement, taken as a whole, that replaces the Equal Priority Intercreditor Agreement) by a common representative (in its capacity as such for such Additional Equal Priority Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Equal Priority Obligations hold a valid and perfected security interest at such time. If more than two Series of Equal Priority Obligations are outstanding at any time and the holders of less than all Series of Equal Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Equal Priority Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, or the payment or delivery obligations under which generally increase, with positive changes to the Performance References or (ii) the value of which generally increases, or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Spin-Off” means the Reorganization Transactions and the Distribution.

“Spin-Off Documents” means the Separation and Distribution Agreement, Tax Matters Agreement, Transition Services Agreement, Intellectual Property Matters Agreements, Employee Matters Agreement, certain commercial agreements and other ancillary agreements, and any other instruments, assignment, documents and agreements executed in connection with the implementation of the transactions contemplated by any of the foregoing.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Standard Receivables Undertakings” means any representations, warranties, covenants and indemnities made by, and repurchase and other obligations of, the Company or a Subsidiary that are customary for a seller or servicer of assets transferred in connection with a Permitted Receivables Facility, as determined in good faith by the Company or such Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect. No Indebtedness shall be deemed to be subordinated in right of payment solely by virtue of being unsecured or not being Guaranteed (or being Guaranteed by guarantors other than the Subsidiary Guarantors).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person;

(b) such Person and one or more Subsidiaries of such Person; or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means, following the Assumption, a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities on the terms provided for in this Indenture, pursuant to a Guarantee Supplemental Indenture executed and delivered by such Subsidiary Guarantor.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes a Guarantee Supplemental Indenture following the Assumption and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations. For purposes of Section 4.13, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Tax Matters Agreement” means the Tax Matters Agreement between NCR and the Company, to be dated on or prior to the Escrow Release Date.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Company then last ended.

“Third Party Interests” means, with respect to any Permitted Receivables Facility, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in Receivables or other securities issued for cash consideration by the relevant Receivables Subsidiary to banks, financing conduits, investors or other financing sources (other than the Company and the Subsidiaries) the proceeds of which are used to finance, in whole or in part, the purchase by such Receivables Subsidiary of Receivables in a Permitted Receivables Facility. The amount of any Third Party Interests at any time shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Interests which are outstanding at such time.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the most recently prepared consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared on a consolidated basis in accordance with GAAP, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Transactions” means (a) (i) the Spin-Off, (ii) any other transactions contemplated by, or pursuant to, the Spin-Off Documents or otherwise in connection with the Spin-Off (including any cancellation or termination of Indebtedness, agreements, arrangements, commitments or understandings, including intercompany accounts payables, receivables or Indebtedness, between the Company and any of its Subsidiaries (including, prior to the Escrow Merger, the Escrow Issuer), on the one hand, and NCR or any of its Subsidiaries, on the other hand, and making certain intercompany contributions and dividend payments, including, without limitation, the dividend to be paid to NCR that is to be financed from the net proceeds of the Securities as described under “Use of Proceeds” in the Offering Memorandum) and (iii) any other transactions pursuant to agreements or arrangements in effect on the Escrow Release Date on substantially the terms described in the Offering Memorandum or any amendment, modification, addition or supplement thereto or replacement thereof, as long as the terms of such agreement or arrangement, as so amended, modified, added, supplemented or replaced, are not materially more disadvantageous to the Holders when taken as a whole compared to the applicable agreements as described in the Offering Memorandum (as determined in good faith by the Issuer), (b) the payment of a cash dividend to NCR in connection with the Spin-Off as described in the Offering Memorandum, (c) the issuance of the Securities, (d) the entering into of the Senior Secured Credit Facilities and the borrowing of the loans thereunder and (e) the payment of fees or expenses incurred or paid the Issuer or any Restricted Subsidiary in connection with the foregoing.

“Transition Services Agreement” means the Transition Services Agreement between NCR and the Company, to be dated on or prior to the Escrow Release Date.

“Trustee” has the meaning given to it in the Preamble hereto until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non- perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, “Uniform Commercial Code” or “UCC” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

“Unrestricted Cash” means, as of any date, unrestricted cash and Cash Equivalents owned by the Company and the Restricted Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on the Company or any Restricted Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Company or any Restricted Subsidiary (other than to secure any Equal Priority Obligations), (b) otherwise segregated from the general assets of the Company and the Restricted Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Company or any Restricted Subsidiary (other than to secure any Equal Priority Obligations) or (c) held by a non-Wholly Owned Subsidiary or that is subject to restrictions (in the case of foreign laws or approvals of foreign Governmental Authorities applicable to Foreign Subsidiaries, of which the Company has actual knowledge) on its ability to pay dividends or distributions; provided that Unrestricted Cash on any date will include the pro rata share (based on their relative holdings of Equity Interests entitled to dividends and distributions) of the Company and its wholly owned Restricted Subsidiaries of the Unrestricted Cash of any non-wholly owned Restricted Subsidiary not subject to such restrictions. It is agreed that cash and Cash Equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Company or a Restricted Subsidiary will not be excluded from Unrestricted Cash by reason of set-off rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries or Liens to secure any Equal Priority Obligations.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(b) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. Notwithstanding anything set forth above, (A) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary will require that no such Restricted Subsidiary may own or be an exclusive licensee of any Material Intellectual Property at the time of such designation and (B) neither the Company nor any Subsidiary Guarantor will be permitted to transfer Material Intellectual Property to an Unrestricted Subsidiary, except to the extent that such transfer constitutes a Permitted IP Transfer.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (i) the Company could Incur the Indebtedness of such Unrestricted Subsidiary under Section 4.03 (such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any Indebtedness of such Unrestricted Subsidiary) and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, the Escrow Issuer shall be deemed an Unrestricted Subsidiary prior to the Assumption Date. As of the Issue Date, subject to the prior sentence, there will not be any Unrestricted Subsidiaries.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or if a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount shall be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Action”	12.09(v)
“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A
“Appendix”	2.01
“Applicable Premium Deficit”	8.01(a)
“Applicable Procedures”	Appendix A
“Asset Disposition Offer”	4.06(b)
“Bankruptcy Law”	6.01(n)
“CERCLA”	12.09(q)
“Change of Control Offer”	4.08(b)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(b)
“Coverage Indebtedness”	4.03(a)
“Credit Facility Indebtedness”	4.03(b)(i)
“Custodian”	6.01(n)
“Definitive Security”	Appendix A
“Depositary”	Appendix A
“Directing Holder”	6.01(n)
“Elected Amount”	4.03(c)(iv)
“Escrowed Funds”	4.17(a)
“Escrow Merger”	Preamble
“Escrow Release”	4.17(c)
“Escrow Release Conditions”	4.17(c)
“Escrow Release Date”	4.17(c)
“Escrow Account”	4.17(d)

Term	Defined in Section
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Fixed Amounts”	4.16(b)
“Global Securities Legend”	Appendix A
“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Increased Amount”	4.13(e)
“Incurrence Based Amounts”	4.16(b)
“Initial Lien”	4.13
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01(b)
“Legal Holiday”	11.07
“Limited Condition Transaction”	4.16(a)
“Limited Condition Transaction Election”	4.16(a)
“Limited Condition Transaction Test Date”	4.16(a)
“Notice of Default”	6.01
“Offer Amount”	4.06(c)(ii)
“Offer Period”	4.06(c)(ii)
“Original Securities”	Preamble
“Paying Agent”	2.03(a)
“Position Representation”	6.01
“Permitted Indebtedness”	4.03(b)
“protected purchaser”	2.07
“Purchase Agreement”	Appendix A
“Purchase Date”	4.06(c)(i)
“QIB”	Appendix A
“Registrar”	2.03(a)
“Regulation S Global Security”	Appendix A
“Regulation S Securities”	Appendix A
“Regulation S”	Appendix A
“Related Person”	12.09(b)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 144A Global Security”	Appendix A
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Security Document Order”	12.09(r)
“Special Mandatory Redemption”	3.07(a)
“Special Mandatory Redemption Date”	3.07(a)
“Special Mandatory Redemption Event”	3.07(a)
“Special Mandatory Redemption Price”	3.07(a)

Term	Defined in Section
“Special Noteholder Direction”	6.01
“Special Redemption Notice”	3.07(a)
“Successor Company”	5.01(a)(i)
“Successor Guarantor”	5.01(b)(i)
“Termination Date”	4.15
“Transfer Restricted Securities”	Appendix A
“Trustee indemnified party”	7.06
“Verification Covenant”	6.01

SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(j) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(k) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(l) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto (the “Appendix”), which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee’s certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Securities set forth in the Appendix and Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02. Execution and Authentication. One Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $1,350,000,000 of 9.500% Senior Secured Notes due 2029 and, at any time and from time to time thereafter, upon receipt of a Company Order, the Trustee shall authenticate and deliver Additional Securities in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Securities to be authenticated and the date on which the issue of Additional Securities is to be authenticated and shall certify that such issuance is in compliance with Section 4.03 and Section 4.13. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Issuer initially appoints the Trustee at its Corporate Trust Office as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities. In acting hereunder in connection with the Securities, the Securities Custodian, the Registrar and the Paying Agent shall act solely as an agent of the Issuer, and will not thereby assume any fiduciary duty or other obligations towards or relationship of agency or trust for or with any of the owners or Holders.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and upon receipt of a Company Order, the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Issuer or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.04). The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to Section 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Subsidiary Guarantor, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and upon receipt of a Company Order, the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity, security and/or indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder a sum sufficient for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional Obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 11.05, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and execute a Company Order, upon receipt of which, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and execute a Company Order, upon receipt of which, the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.10. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Trustee will have no duty or responsibility to determine whether any defaulted interest is payable or the amount thereof.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.03 and Section 4.13, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that in the event that any Additional Securities are not fungible with the Securities for U.S. Federal income tax purposes, such nonfungible Additional Securities shall be issued with a separate CUSIP or ISIN number so that they are distinguishable from the Securities.

With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 and Section 4.13 that the Issuer is relying on to issue such Additional Securities; and

(b) the issue price, the issue date and the CUSIP number of such Additional Securities.

In authenticating and delivering Additional Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon, the Opinion of Counsel and Officer’s Certificate required by Section 11.02.

SECTION 2.14. Maintenance of Office or Agency.

The Issuer will maintain, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Securities may be surrendered for registration of transfer or for exchange. If the Definitive Securities are issued and outstanding, such office must be in the contiguous United States. The Issuer initially designates the Corporate Trust Office of the Trustee for such purposes. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency of the Issuer for the purposes of service of legal process on the Issuer or any Subsidiary Guarantor.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the contiguous United States for such purposes if required. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to any Global Securities, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Securities may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the applicable procedures of the applicable depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustee at any time prior to notice of such redemption being delivered to any Holder pursuant to Section 3.03 and shall thereby be void and of no effect.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee shall deem to be fair and appropriate, subject to the applicable procedures of DTC, unless another method is required by law or applicable exchange or depositary requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. The Company shall redeem Securities in principal amounts of $2,000 or less in whole and not in part, to the extent practicable. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption. (a) At least 10 days but not more than 60 days before a date for redemption of Securities, the Company shall cause notices of redemption to be delivered electronically, in accordance with DTC procedures in the case of Global Securities, or be mailed by first-class mail (or otherwise delivered through the depositary’s requirement if the Securities are held through a depositary) to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be delivered electronically, in accordance with DTC procedures in the case of Global Securities, or be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Securities are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Securities to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Company’s request, upon written notice provided to the Trustee at least 45 days prior to the redemption date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03 and a copy of the proposed notice of redemption to be delivered or mailed, as applicable, to the Holders at least two Business Days prior to the date that such notice is to be delivered to Holders (or such shorter period as the Trustee may agree to).

(c) Any redemption or notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including the consummation of an incurrence or issuance of debt or equity or a Change of Control or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company shall provide at least two Business Days’ prior written notice to the Trustee prior to the redemption date (or such lesser period as the Trustee may agree to) if any such redemption is being rescinded or delayed, and upon receipt, the Trustee shall promptly provide such notice to each Holder.

(d) The Company may redeem the Securities pursuant to one or more of the relevant redemption provisions set forth in Section 5 of the Securities, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions set forth in Section 5 of the Securities will have different redemption dates and, with respect to the redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is delivered or mailed, as applicable, pursuant to Section 3.03, subject to Section 3.03(c), Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Applicable Premium, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest and Applicable Premium, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price. No later than 10:00 a.m. New York City time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Applicable Premium, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Applicable Premium, if any, on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, the Company shall be responsible for calculating the Applicable Premium and the Treasury Rate. The Trustee shall have no duty to calculate the Applicable Premium and the Treasury Rate nor shall it have any duty to review or verify the Company’s calculations of the Applicable Premium and the Treasury Rate. All such calculations made by the Company will be made in good faith and, absent manifest error, will be final and binding on the Trustee. The Company will provide a schedule of such calculations to the Trustee, and the Trustee will be entitled to conclusively rely on the accuracy of such calculations without independent verification.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Special Mandatory Redemption. (a) In the event that (i) the Escrow Agent and the Trustee shall not have received the Officer’s Certificate from the Escrow Issuer or the Company (as successor to the Escrow Issuer) described in Section 2(a) of the Escrow Agreement on or prior to the Outside Date or (ii) the Escrow Issuer shall notify the Escrow Agent in writing that the Company has determined that the Spin-Off will not be consummated on or prior to the Outside Date or otherwise announces that the Spin-Off has been or will be abandoned (each such event being a “Special Mandatory Redemption Event”), the Escrow Issuer will redeem all of the Securities (the “Special Mandatory Redemption”) at a price equal to 100% of the initial issue price of the Securities to be redeemed, plus accrued and unpaid interest from the Issue Date, or from the most recent date to which interest has been paid, to, but not including the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Notice of the occurrence of a Special Mandatory Redemption Event will be given by the Company (a “Special Redemption Notice”) within three Business Days following the occurrence of a Special Mandatory Redemption Event, to the Trustee, the Escrow Agent and the Holders through DTC. Within five Business Days after the Special Mandatory Redemption Event or as otherwise required by DTC’s procedures, the Escrow Issuer will redeem the Securities at the Special Mandatory Redemption Price pursuant to the procedures described in the following paragraph (the date of such redemption, the “Special Mandatory Redemption Date”). In no event shall the Special Mandatory Redemption Date fall less than two Business Days after the date of the Special Redemption Notice.

(b) If the Escrow Agent receives a Special Redemption Notice, the Escrow Agent will liquidate all Escrowed Funds (including investment earnings thereon and proceeds thereof) then held by it not later than the last Business Day prior to the Special Mandatory Redemption Date. On the Business Day prior to the Special Mandatory Redemption Date, the Escrow Agent shall pay to the Trustee for payment to each Holder the Special Mandatory Redemption Price for such Holder’s Securities and, concurrently with the payment to such Holders, deliver the excess Escrowed Funds (if any), after payment of any fees and expenses (including attorneys’ fees and expenses) of the Escrow Agent and Trustee, to the Company.

(c) No provisions of the Escrow Agreement (including those relating to the Escrow Release) may be waived or modified in any manner materially adverse to the Holders without the written consent of the Holders of a majority in principal amount of the Securities outstanding; provided that no such amendment, waiver or modification shall reduce the Special Mandatory Redemption Price without the written consent of each affected Holder.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest and Applicable Premium, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, interest and Applicable Premium, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest and overdue Applicable Premium, if any, at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the Escrow Release Date, the Company shall file with the SEC (subject to Section 4.02(b)), and promptly after such filing provide the Trustee (and Holders, to the extent not publicly available on the SEC’s EDGAR system or the Company’s website) with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections for non-accelerated filers (and including any extensions permitted under the Exchange Act) and containing all the information, audit reports and exhibits required for such reports.

(b) If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall no longer be required to file the reports specified in Section 4.02(a) with the SEC and the Company will be permitted to satisfy its obligations under Section 4.02(a) by posting the reports specified in Section 4.02(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC as a non-accelerated filer (and including any extensions that would have been permitted under the Exchange Act).

(c) The delivery of any reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the compliance with any of the Company’s covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no responsibility for the filing, timeliness or content of reports.

(d) The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the SEC’s EDGAR filing system (or its successor) or postings to any website have occurred. The Trustee shall have no duty to participate in or monitor any conference calls.

(e) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, and if any such Unrestricted Subsidiaries or group of Unrestricted Subsidiaries, if taken as one Subsidiary, would hold in the aggregate more than 5.0% of the Total Assets of the Company, then the quarterly and annual financial information required by Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(f) At any time when the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (i) any information that the Company would have been required to provide on Form 8-K shall be limited to information required under Items 1.01, 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) as in effect on the Issue Date and (ii) none of the reports required to be provided by this Section 4.02 will be required to (A) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (C) contain the separate financial information contemplated by Rules 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any successor rules) and (D) provide financial statements in interactive data format using the eXtensible Business Reporting Language.

(g) In addition, at any time when the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

(h) Notwithstanding the foregoing, the Company will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the Holders if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio would have been at least 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this clause (a) being herein referred to as “Coverage Indebtedness”).

(b) Section 4.03(a) shall not prohibit the Incurrence of the following Indebtedness (any such Indebtedness Incurred pursuant to this clause (b) being herein referred to as “Permitted Indebtedness”):

(i) Indebtedness Incurred by the Company pursuant to any Credit Facility (including the Senior Secured Credit Facilities); provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this Section 4.03(b)(i) and then outstanding does not exceed $2,385,000,000 (any such Indebtedness Incurred pursuant to this Section 4.03(b)(i) being herein referred to as “Credit Facility Indebtedness”);

(ii) Indebtedness owed to and held by the Company or a Restricted Subsidiary (including any Intercompany Permitted Receivables Facility Note); provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(iii) the Securities (other than any Additional Securities) and the Subsidiary Guarantees (including, for the avoidance of doubt, future Subsidiary Guarantees);

(iv) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Escrow Release Date (other than Indebtedness described in Sections 4.03(b)(i), 4.03(b)(ii) or 4.03(b)(iii));

(v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, either (x) the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (y) the Consolidated Coverage Ratio would have been equal to or greater than the Consolidated Coverage Ratio immediately prior to such acquisition;

(vi) Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to Sections 4.03(b)(iii), 4.03(b)(iv), 4.03(b)(v) or 4.03(b)(vi);

(vii) Hedging Obligations designed to manage interest rates or interest rate risk or to protect against fluctuations in currency exchange rates, and not for the purpose of speculation; provided, however, that in the case of Hedging Obligations relating to interest rates, (A) such Hedging Obligations relate to payment obligations in respect of Indebtedness otherwise permitted to be Incurred by this Section 4.03 and (B) the notional principal amount of such Hedging Obligations at the time Incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(viii) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(ix) (A) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 10 Business Days of its Incurrence and (B) Indebtedness owed by the Company or any Subsidiary pursuant to intercompany cash pooling arrangements in the ordinary course of business;

(x) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 4.03; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof Incurred pursuant to this Section 4.03(b)(x) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(xi) Indebtedness of Foreign Subsidiaries, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount outstanding on the date of such Incurrence and Incurred pursuant to this Section 4.03(b)(xi) not in excess of the greater of (x) $300,000,000 and (y) 5.50% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xii) Indebtedness of the Company or any Restricted Subsidiary in the form of indemnification, purchase price adjustments, earn-outs or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary or any other Investment;

(xiii) Indebtedness in respect of any Permitted Receivables Facility (including in respect of any related Standard Receivables Undertakings incurred in connection with such Permitted Receivables Facility), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount outstanding on the date of such Incurrence and Incurred pursuant to this Section 4.03(b)(xiii) not in excess of the greater of (x) $250,000,000 and (y) 50% of the book value of the Company’s and its consolidated Subsidiaries’ Receivables (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xiv) Purchase Money Indebtedness Incurred to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of by the Company or a Restricted Subsidiary of assets, whether through the direct purchase of assets or otherwise (including the purchase of the Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this Section 4.03(b)(xiv) and Section 4.03(b)(xvi) and then outstanding, does not exceed the greater of (x) $175,000,000 and (y) 3.0% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xv) Indebtedness of the Company or any Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and Incurred pursuant to this Section 4.03(b)(xv) does not exceed the greater of (x) $250,000,000 and (y) 4.50% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount); provided that the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not Subsidiary Guarantors permitted by this Section 4.03(b)(xv) shall not exceed at any time outstanding the greater of (x) $150,000,000 and (y) 3.0% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xvi) Indebtedness or other obligations incurred in connection with any ATM Financing Program, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness; provided that the aggregate principal amount of Indebtedness or other obligations permitted by this Section 4.03(b)(xvi), together with the aggregate principal amount of Indebtedness incurred under Section 4.03(b)(xiv) and then outstanding, does not exceed the greater of (x) $175,000,000 and (y) 3.0% of Total Assets (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount);

(xvii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facility Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xviii) Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(xix) Indebtedness consisting of (x) Indebtedness issued by the Company or a Restricted Subsidiary to future, current or former officers, directors, employees and consultants thereof or any immediate family members thereof, in each case to finance the purchase or redemption of Capital Stock of the Company or any direct or indirect parent of the Company and (y) Indebtedness representing deferred compensation to employees and consultants of the Company or any Restricted Subsidiary Incurred in the ordinary course of business; and

(xx) Indebtedness incurred by the Company or any Restricted Subsidiary to the extent that the net proceeds thereof are deposited with the Trustee at or promptly after the funding of such Indebtedness to satisfy and discharge the Securities or exercise the Issuer’s legal defeasance or covenant defeasance option as permitted under Article 8 of this Indenture.

(c) For purposes of determining compliance with this Section 4.03:

(i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness in one of the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence, or later reclassify such item of Indebtedness (or any portion thereof), and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; provided, however, that any Indebtedness outstanding on the Escrow Release Date under the Senior Secured Credit Facilities will at all times be treated as

Incurred on the Escrow Release Date under Section 4.03(b)(i); provided further that subject to the preceding proviso, at any time the Company could be deemed to have Incurred any Indebtedness pursuant to Section 4.03(a), all Indebtedness shall be automatically reclassified into Indebtedness Incurred pursuant to Section 4.03(a) to the extent of availability;

(ii) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 4.03 and, in that connection, the Company shall be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness;

(iii) any Permitted Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) (other than pursuant to Sections 4.03(b)(i) or 4.03(b)(ii)) may later be reclassified by the Company such that it shall be deemed as having been Incurred as Coverage Indebtedness pursuant to Section 4.03(a) or as Permitted Indebtedness pursuant to another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification;

(iv) in connection with the Company’s or a Restricted Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness, the Company may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be Incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being Incurred as of such election date, and (i) any subsequent Incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an Incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Company may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Coverage Ratio, Consolidated Secured Leverage Ratio and the Consolidated Leverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding;

(v) (a) Guarantees or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (b) the principal amount of Indebtedness outstanding under any clause of this Section 4.03 shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and

(vi) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the form of additional Indebtedness or payment of dividends on Capital Stock in the form of additional shares of Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness or issuance of Capital Stock for purposes of this Section 4.03.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, shall be determined on the date such Refinancing Indebtedness is Incurred.

(e) For all purposes under this Indenture, no Indebtedness will be deemed to be subordinated in right of payment or junior to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or because it is guaranteed by other obligors (or as a result of the control of remedies).

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(i) a Default shall have occurred and be continuing (or would result therefrom);

(ii) the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a); or

(iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Escrow Release Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter beginning after the Escrow Release Date to the end of the most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Escrow Release Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Escrow Release Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities in accordance with the third paragraph under Section 5 of the Securities; plus

(C) the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Escrow Release Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Escrow Release Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments by such Person, or proceeds realized on the sale of such Investment, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment); provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(E) $50,000,000.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(iii)(B);

(ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03, so long as:

(1) the principal amount of such Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(2) such Indebtedness is subordinated to the Securities or the applicable Guarantee at least to the same extent as such Subordinated Obligations so purchased, repurchased, redeemed, defeased or acquired or retired for value;

(3) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired; and

(4) such Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Obligations being so purchased, repurchased, redeemed, defeased or acquired or retired;

provided, however, that such Restricted Payments pursuant to this Section 4.04(b)(ii) shall be excluded in the calculation of the amount of Restricted Payments;

(iii) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Obligation within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by Section 4.04(a) (the declaration of such payment shall be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself shall be deemed to have been paid on such date of declaration and shall not also be deemed a Restricted Payment under Section 4.04(a)) provided, however, that any Restricted Payment made in reliance on this Section 4.04(b)(iii) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(iii) only once;

(iv) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries held by any officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors), pursuant to any management equity plan or employee stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10,000,000 in the aggregate for any fiscal year; provided further that the Company may carry over and make in a subsequent fiscal year, in addition to the amounts permitted for such fiscal year, the amount of such purchases, redemptions or other acquisitions or retirements permitted to have been made but not made in the preceding fiscal years; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(v) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(vi) repurchases of Capital Stock deemed to occur (A) upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options or (B) for purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award that was granted or awarded to an employee; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation contained in this Section 4.04 (as reasonably determined in good faith by the Company); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(viii) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(ix) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this Section 4.04(b)(ix), does not exceed the greater of (x) $100,000,000 in the aggregate and (y) 2.0% of Total Assets; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

(x) the making of any Restricted Payments if, at the time of making such payments, and after giving effect thereto (including the Incurrence of any Indebtedness permitted to be Incurred pursuant to Section 4.03 to finance such payment), the Company’s Consolidated Leverage Ratio would not exceed 3.50 to 1.0; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be included in the calculation of the amount of Restricted Payments and shall not reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(iii) above to be less than $0;

(xi) payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(ii); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payment;

(xii) so long as no Default has occurred and is continuing, to the extent constituting a Restricted Payment, cash settlement of any Permitted Convertible Debt Call Transaction; provided, however, that such cash settlement shall be included in the calculation of the amount of Restricted Payments;

(xiii) the declaration and payment of ordinary course quarterly cash dividends in respect of the Company’s common stock, in an amount not to exceed $64 million in the aggregate per calendar year for the years ended 2024 and 2025; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(xiv) the making of any Restricted Payment or other distribution in respect of the Capital Stock (including Sellers’ Retained Interests) of any Receivables Subsidiary;

(xv) solely in connection with the consummation of the Spin-Off and any distribution, as a dividend, cash payment or otherwise, of all or any portion of the equity interests of the ATM-related businesses or any of the assets thereof; or

(xvi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents).

(c) For purposes of this Section 4.04, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above or one or more of the exceptions contained in the definition of “Permitted Investments”, the Company, in its sole discretion, may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 4.04 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(i) with respect to clauses (a), (b) and (c):

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Escrow Release Date (including the Senior Secured Credit Facilities, this Indenture, the Securities and the Guarantees);

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or other instrument referred to in Sections 4.05(i)(A) or 4.05(i)(B) or this clause (C) or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing to an agreement referred to in Section 4.05(i)(A) or 4.05(i)(B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, taken as a whole, are no less favorable to the Company (as reasonably determined by the Company in good faith) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to (i) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (ii) a business unit, division, product line or line of business or other assets in a transaction permitted under Section 4.06, in each case pending the closing of such sale or disposition;

(E) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(F) provisions contained in any approval, license or permit with a regulatory authority, in each case entered into in the ordinary course of business;

(G) restrictions on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(H) any encumbrance or restriction with respect to a Foreign Subsidiary entered into in the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(I) provisions contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(J) provisions in agreements or instruments which prohibits the payment or making of dividends or other distributions other than on a pro rata basis;

(K) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered in the ordinary course of business;

(L) any encumbrance or restriction contained in the terms of any agreement under which Indebtedness is permitted to be Incurred after the Escrow Release Date pursuant to Section 4.03 if either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default contained in such Indebtedness or agreement or (ii) the Company reasonably determines in good faith at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction shall not materially affect the Company’s ability to make principal or interest payments on the Securities and any other Indebtedness that is an obligation of the Company; and

(M) restrictions and conditions imposed by transactional agreements and documents (including organizational documents of Receivables Subsidiaries) governing Permitted Receivables Facilities and related Indebtedness; provided that any such restrictions and conditions (i) are customary and usual for such Permitted Receivables Facilities, as determined in good faith by the Company or such Subsidiary, and (ii) in the case of any restrictions or conditions upon the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets, such restrictions and conditions apply only to assets of and interests in the related Receivables Subsidiary;

(ii) with respect to clause (c) only:

(A) any encumbrance or restriction consisting of customary provisions in leases and other agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(C) any encumbrance or restriction contained in any Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.03 and 4.13 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(D) any encumbrance or restriction contained in any agreement relating to Purchase Money Indebtedness permitted by Section 4.03 if such restrictions or conditions apply only to the assets securing such Indebtedness; and

(E) any encumbrance or restriction consisting of customary non-assignment provisions in a lease, license or other contract, in each case entered into in the ordinary course of business or consistent with past practice.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition (or conclusion of any payment schedule with respect to such Asset Disposition) at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition; and

(ii) at least 75% of the consideration thereof, together with all other Asset Dispositions since the Escrow Release Date (on a cumulative basis), received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

Within 450 days after the receipt of any Net Available Cash from such Asset Disposition (or, in the case of a Designated Foreign Asset Disposition, within the time period specified in the definition thereof), the Company or the applicable Restricted Subsidiary, as the case may be, shall apply the Net Available Cash from such Asset Disposition:

(A) to the extent the assets or property disposed of in the Asset Disposition constituted Collateral, to repay (i) Secured Notes Obligations, (ii) Senior Secured Credit Facilities Obligations or (iii) any Additional Equal Priority Obligations, and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that all reductions of Secured Notes Obligations shall be made pursuant to Section 5 of the Securities, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 4.06(b)) to all Holders to purchase their Securities at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, on such Securities;

(B) to the extent the assets or property disposed of in the Asset Disposition did not constitute Collateral:

(i) to repay (x) Secured Notes Obligations, (y) Senior Secured Credit Facilities Obligations or (z) any Additional Equal Priority Obligations, and in each case, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that if the Issuer or any Restricted Subsidiary shall repay any Obligations pursuant to clause (z) above, the Issuer or such Restricted Subsidiary will either (I) reduce the aggregate principal amount of Secured Notes Obligations on a ratable basis with any such Obligations under the Additional Equal Priority Obligations repaid pursuant to this clause (B)(i) by, at its option, (x) redeeming Securities pursuant to Section 5 of the Securities or (y) purchasing Securities through open-market purchases or (II) make an offer (in accordance with the provisions set forth in Section 4.06(b)) to all Holders to purchase their Securities on a ratable basis with any Obligations under the Additional Equal Priority Obligations repaid pursuant to this clause (B)(i) for no less than 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any, thereon (which offer shall be deemed to be an Asset Disposition Offer for purposes hereof); or

(ii) to repay Obligations under any Senior Indebtedness (other than any Senior Indebtedness referred to in clause (B)(i) above), and in the case of revolving obligations, to correspondingly reduce commitments with respect thereto; provided that the Issuer or such Restricted Subsidiary will either (I) reduce the aggregate principal amount of Secured Notes Obligations on an equal or ratable basis with any such Senior Indebtedness repaid pursuant to this clause (B)(ii) by, at its option, (x) redeeming Securities pursuant to Section 5 of the Securities or (y) purchasing Securities through open-market purchases or (II) make an offer (in accordance with the provisions set forth in Section 4.06(b) and for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon) to all Holders to purchase their Securities on an equal or ratable basis with any Senior Indebtedness repaid pursuant to this clause (B)(ii) (which offer shall be deemed to be an Asset Disposition Offer for purposes hereof);

(C) to reduce the outstanding principal amount of Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor;

(D) to acquire Additional Assets or other assets that replace the assets subject to such Asset Disposition;

(E) to make investments and capital expenditures that are used or useful in a Related Business; or

(F) for the avoidance of doubt, any combination of the foregoing,

in the case of clauses (A), (B) and (C) other than Indebtedness owed to the Company or an Affiliate of the Company; provided that entering into and not abandoning or rejecting a binding commitment to acquire assets or property or make investments or capital expenditures to satisfy clause (D) or (E) shall be treated as a permitted application of Net Available Cash from the date of such commitment; provided further that (x) such acquisition or capital expenditure is consummated within 545 days after the later of the receipt of such Net Available Cash or the date of such Asset Disposition and (y) if such acquisition or capital expenditure is not consummated within the period set forth in subclause (x), the Net Available Cash not so applied will be deemed to constitute Excess Proceeds under Section 4.06(b). Pending the final application of any such Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $100,000,000.

(b) Any Net Available Cash that is not applied or invested as provided in Section 4.06(a) shall constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $100,000,000, the Company shall make an offer (an “Asset Disposition Offer”) to all Holders and, if the Company or any Subsidiary Guarantor elects, to holders of such Equal Priority Obligations to purchase or redeem the maximum principal amount of the Securities and such Equal Priority Obligations, as applicable, that may be purchased out of the amount of such Excess Proceeds. The offer price in any Asset Disposition Offer shall be equal to 100% of the principal amount of the Securities or any such Equal Priority Obligations plus accrued and unpaid interest to the date of purchase, and shall be payable in cash in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture or the agreements governing the applicable Equal Priority Obligations. If the aggregate purchase price of

Indebtedness tendered exceeds the amount of Excess Proceeds, the Trustee shall select the Indebtedness to be purchased on a pro rata basis but in round denominations, which, in the case of the Securities, shall be denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero and, so long as all such Securities validly tendered and not withdrawn pursuant to such offer are purchased by the Company in compliance with this Section 4.06, any excess of the offer amount over the amount applied to purchase such Securities (and such other Equal Priority Obligations) pursuant to such offer may be applied by the Company for any purpose not prohibited by this Indenture. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations. Nothing in this Indenture shall prevent the Company from making an Asset Disposition Offer earlier than required.

(c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Asset Disposition Offer, the Company shall be obligated to deliver to the Trustee and deliver electronically, in accordance with DTC procedures in the case of Global Securities, or send by first-class mail, to each Holder, a written notice stating that the Holder may elect to have their Securities purchased by the Company either in whole or in part (subject to prorating as described in 4.06(b) in the event the Asset Disposition Offer is oversubscribed) in integral multiples of $2,000 of principal amount or any whole integral multiple of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Asset Disposition Offer, together with the address referred to in clause (iii) below.

(ii) Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Asset Disposition Offer (the “Offer Amount”), including information as to any other Equal Priority Obligations included in the Asset Disposition Offer, (B) the allocation of the Net

Available Cash from the Asset Dispositions pursuant to which such Asset Disposition Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company or Wholly Owned Subsidiary thereof is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Cash Equivalents and to be held for payment in accordance with the provisions of this Section 4.06(c)(ii). If the Asset Disposition Offer includes other Equal Priority Obligations, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Asset Disposition Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, deliver or mail, as appropriate, payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price, from the amount deposited with it by the Company. In the event that the Offer Amount delivered by the Company to the Trustee (together with any investment earnings received from the investment thereof in Cash Equivalents) is greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess amount to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, a written notice setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities included in the Asset Disposition Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Security not so accepted shall be promptly delivered or mailed, as appropriate, by the Company to the holder thereof.

(iv) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06(c)(iv). A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, delivers or mails, as appropriate, payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(e) For the purposes of this Section 4.06, the following are deemed to be cash or Cash Equivalents:

(i) the assumption or discharge of Indebtedness of the Company or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(ii) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed or discharged by the transferee of shares of Capital Stock, property or other assets in the Asset Disposition, pursuant to a customary agreement that releases the Company or such Restricted Subsidiary from any and all liability therefor;

(iii) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days after the date of the applicable Asset Disposition, to the extent of the cash or Cash Equivalents received in that conversion; and

(iv) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value that, when taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) that is at that time outstanding, does not exceed the greater of (x) $100,000,000 and (y) 2.0% of Total Assets (determined as of the end of the most recent fiscal quarter for which internal financial statements are available) at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25,000,000 unless:

(i) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and

(ii) if such Affiliate Transaction involves an amount in excess of $35,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in Section 4.07(a)(i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors.

(b) The provisions of Section 4.07(a) shall not prohibit:

(i) any transaction between or among the Company or any of its Restricted Subsidiaries and any transaction between or among the Company or any of its Subsidiaries with respect to a Permitted Receivables Facility;

(ii) any Permitted Investment or any Restricted Payment permitted to be made pursuant to Section 4.04;

(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business;

(iv) payroll, travel, loans or advances to directors and employees in the ordinary course of business of the Company and its Restricted Subsidiaries, and on customary terms;

(v) any employment, consulting, service or termination agreement, or reasonable and customary indemnification agreement, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (and payments made pursuant thereto), and the payment of reasonable fees and expenses, and the provision of customary indemnities, to directors, officers, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacities as such;

(vi) any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(vii) any transaction with a joint venture partner in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that, in the reasonable, good faith determination of the Company, such transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have reasonably been obtained at the time of such transaction in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(viii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(ix) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

(x) (i) any agreement or arrangement in effect as of the Issue Date (or transactions pursuant thereto), (ii) any other agreements or arrangements (or transactions pursuant thereto) as in effect on the Escrow Release Date (including the Spin-Off Documents) or pursuant to or in connection with the Spin-Off Documents (including the Transactions) or (iii) any amendment, modification or supplement to the agreements referenced in clauses (i) or (ii) of this Section 4.07(b)(x) or any replacement thereof, so long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced are not materially more disadvantageous to the Holders when taken as a whole when compared to the applicable agreements or arrangements as in effect on the Issue Date or as generally described in the Offering Memorandum, as applicable, as determined in good faith by the Company;

(xi) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions;

(xii) any transaction in which the Company delivers to the Trustee a written opinion from the Company to the effect that such transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries;

(xiii) any transactions undertaken in connection with the Transactions;

(xiv) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xv) pledges of Capital Stock of Unrestricted Subsidiaries;

(xvi) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xvii) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and

(xviii) intellectual property and software licenses in the ordinary course of business.

SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control after the Escrow Release Date, the Company will be required to offer to repurchase each Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated by Section 4.08(b).

(b) Within 30 days following any Change of Control (unless the Company has previously or concurrently delivered electronically, in accordance with DTC procedures in the case of Global Securities, or mailed a redemption notice with respect to all outstanding Securities as described under Section 7 of the Securities), the Company shall deliver electronically, in accordance with DTC procedures in the case of Global Securities, or mail a notice by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts regarding such Change of Control;

(iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and

(iv) the instructions, as determined by the Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telex, a written notice setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.08 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.08, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(h) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of its compliance with such securities laws or regulations.

SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which fiscal year ends December 31), an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default and its status.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Company and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Future Subsidiary Guarantors. (a) Upon the consummation of the Assumption, the Company shall (i) promptly notify the Trustee in writing identifying and confirming the Assumption Date, and upon receipt of such written notice, the Trustee shall hereby be authorized and directed to execute and deliver each Guarantee Supplemental Indenture, and (ii) cause each of the Subsidiary Guarantors, as of the Assumption Date, to execute and deliver to the Trustee (x) a Guarantee Supplemental Indenture pursuant to which such Subsidiary Guarantor shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and (y) the Security Agreement and the other applicable Security Documents; provided that no Officer’s Certificate and Opinion of Counsel shall be required in connection with the execution of the Guarantee Supplemental Indenture to be entered into by such Subsidiary Guarantor pursuant to the Assumption. For the avoidance of doubt, this Section 4.11 shall not prohibit, restrict or limit the Company’s ability to consummate the Escrow Merger, the Spin-Off or any related Transactions.

(b) Following the consummation of the Assumption, the Company shall not cause or permit (a) any of its Restricted Subsidiaries (other than a Foreign Subsidiary or a Receivables Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor, (b) any Foreign Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any Subsidiary Guarantor or (c) any of its Restricted Subsidiaries (other than a Foreign Subsidiary or a Receivables Subsidiary) to Incur Credit Facility Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor or within 15 Business Days of Incurring or Guaranteeing such Indebtedness (i) executes and delivers to the Trustee a Guarantee Supplemental Indenture pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors and joinders to the Equal Priority Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and applicable Security Documents or new intercreditor agreements and Security Documents, together with any filings and agreements, to the extent required, and (ii) delivers to the Trustee an Opinion of Counsel (which may contain customary exceptions) that such Guarantee Supplemental Indenture complies with the requirements of this Section 4.11 and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary. Notwithstanding the foregoing, this Section 4.11(b) shall not be applicable (i) prior to the Escrow Release or (ii) in the event that the Guarantee of the Company’s Obligations under the Securities or this Indenture by such Subsidiary would not be permitted under applicable law.

SECTION 4.12. Limitation on Transfer of Intellectual Property. (a) No Subsidiary Guarantor that is a direct or indirect Wholly Owned Subsidiary of the Company may (directly or indirectly, in one or a series of transactions), by virtue of an Investment, disposition or any similar transaction, become a non-Wholly Owned Subsidiary if such Subsidiary Guarantor is the legal owner or exclusive licensee of any Material Intellectual Property and (b) neither the Company nor any Subsidiary Guarantor may (directly or indirectly, in one or a series of transactions) sell, transfer, lease or otherwise dispose of any Material Intellectual Property to any Unrestricted Subsidiary or any Foreign Subsidiary, except, in each case, to the extent that such sale, transfer, lease or other disposition constitutes a Permitted IP Transfer.

SECTION 4.13. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, unless:

(i) in the case of Initial Liens on any Collateral, (A) such Initial Lien expressly has Junior Lien Priority on the Collateral relative to the Securities and the Subsidiary Guarantees or (B) such Initial Lien is a Permitted Lien; and

(ii) in the case of any Initial Lien on any asset or property that is not Collateral, (A) the Securities (or the related Subsidiary Guarantee in the case of Liens on assets or property of a Subsidiary Guarantor) are equally and ratably secured with (or, at the Issuer’s option or if such Initial Lien secures Subordinated Indebtedness, on a senior basis to) the Indebtedness secured by such Initial Lien until such time as such Indebtedness is no longer secured by such Initial Lien or (B) such Initial Lien is a Permitted Lien.

(b) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall create or permit to exist any Lien securing Indebtedness for borrowed money over any Material Real Estate Asset.

(c) For the avoidance of doubt, for the purposes of determining whether any Initial Lien is a Permitted Lien following any Termination Date, any Incurrence of Indebtedness shall be tested as though Section 4.03 was in effect at such time.

(d) Any such Lien thereby created in favor of the Securities or any Subsidiary Guarantee pursuant to clause (a)(ii) of this Section 4.13 shall be automatically and unconditionally released and discharged upon (a) the release and discharge of each Initial Lien to which it relates, (b) in the case of such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (c) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

(e) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(a) the Company or such Restricted Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 (following any Termination Date, such determination shall be made as if such covenant was in effect at such time) and (ii) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.13;

(b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(c) the Company applies the proceeds of such transaction in compliance with Section 4.06 (following any Termination Date, such compliance shall be tested as if such covenant was in effect at such time).

SECTION 4.15. Termination of Covenants. Following the first day (the “Termination Date”) that: (a) the Securities have an Investment Grade Rating, and (b) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.12 and 5.01(a)(iii), regardless of any subsequent changes in the ratings of the Securities.

SECTION 4.16. Financial Calculations for Limited Condition Transactions and Other Transactions. (a) When calculating the availability under any basket or ratio under this Indenture or determining the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to the making of any acquisition or other Permitted Investment, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing (each, a “Limited Condition Transaction”) or incurrence of Indebtedness in connection therewith, the determination of whether the relevant condition is satisfied may be made, at the irrevocable election of the Company (such election, a “Limited Condition Transaction Election”), at the time of (and on the basis of the financial statements for the most recently ended fiscal period for which financial statements are available at the time of) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction or (y) the consummation of the Limited Condition Transaction, in each case, after giving effect to the relevant Limited Condition Transaction and any related transactions (including any incurrence of Indebtedness and the use of proceeds thereof), on a pro forma basis (such date, the “Limited Condition Transaction Test Date”). If the Company makes such a Limited Condition Transaction Election, any subsequent calculation of any basket or ratio shall be calculated on an equivalent pro forma basis, unless the definitive agreement for such Limited Condition Transaction expires or is terminated without its consummation. Any Limited Condition Transaction Election shall be made pursuant to a written notice from the Company delivered to the Trustee at the time of the execution of the definitive agreements with respect to the Limited Condition Transaction; provided, however, that, to the extent the Company has not delivered such written notice to the Trustee by the time of execution of the definitive agreements with respect to such transaction, the relevant conditions required to be satisfied as a condition to consummating such transaction or incurring such Indebtedness will be tested at the time of consummation of such transaction and the related incurrence of Indebtedness. For the avoidance of doubt, if the Company has made a Limited Condition Transaction Election and any of the ratios or baskets for which compliance was determined or tested as of the Limited Condition Transaction Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations.

(b) Notwithstanding anything to the contrary in this Indenture, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture in the same restrictive covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

SECTION 4.17. Escrow Agreement. (a) Concurrently with the closing of the offering of the Securities on the Issue Date, the Escrow Issuer will enter into the Escrow Agreement with the Trustee and the Escrow Agent, pursuant to which (i) the Escrow Issuer will deposit (or cause to be deposited) or instruct the Initial Purchasers (as defined in Appendix A) to deposit with the Escrow Agent in one or more segregated escrow accounts (collectively, the “Escrow Account”) an amount in cash or Cash Equivalents equal to the gross proceeds of the offering of the Securities sold on the Issue Date and (ii) the Escrow Issuer, the Company or NCR will deposit or cause to be deposited into the Escrow Account an amount of cash that would be sufficient to fund all interest due on the Securities if a Special Mandatory Redemption were to occur on

November 15, 2023. In addition, on or prior to November 7, 2023 (unless the Escrow Release has occurred on or prior to such date), the Escrow Issuer, the Company or NCR will deposit or cause to be deposited into the Escrow Account an amount of cash equal to the amount of interest that will accrue on the Securities from (and including) November 15, 2023, through (and including) January 8, 2024. The initial funds deposited in the Escrow Account, and all other funds, securities, interest, dividends, distributions, earnings and other property and payments credited to the Escrow Account in connection with the Securities (less any property and/or funds paid in accordance with the Escrow Agreement) are referred to, collectively, as the “Escrowed Funds.” Upon execution and delivery, and pursuant to the terms and conditions, of the Escrow Agreement, the Escrow Issuer will grant the Trustee, for the benefit of the Trustee and the Holders, a security interest (subject to the liens permitted under the Escrow Agreement) in the Escrow Account and the Escrowed Funds to secure the Secured Notes Obligations, including the Special Mandatory Redemption; provided, however, that such Lien and security interest shall be automatically extinguished on and terminate at the time of the Escrow Release.

(b) The Escrow Issuer may direct the Escrow Agent, in writing, to invest the Escrowed Funds in cash or Cash Equivalents, as determined by the Escrow Issuer in its sole discretion in accordance with the terms of the Escrow Agreement. In the absence of written direction from the Escrow Issuer as to a particular investment to be made, the Escrowed Funds will remain uninvested. Neither the Escrow Agent nor Trustee will be responsible for making any such investment selection.

(c) The Escrow Issuer will only be entitled to direct the Escrow Agent to release the Escrowed Funds in accordance with the terms of the Escrow Agreement. Pursuant to the Escrow Agreement, the Escrow Agent will release the Escrowed Funds (the “Escrow Release”) to, or at the order of, the Escrow Issuer (the date of such release being referred to as the “Escrow Release Date”) upon receipt by each of the Escrow Agent and the Trustee of an Officer’s Certificate from the Escrow Issuer or the Company addressed to the Escrow Agent and the Trustee on or prior to the Outside Date certifying the satisfaction of the conditions to the release of Escrowed Funds set forth in the Escrow Agreement (the “Escrow Release Conditions”).

(d) Upon the occurrence of the Escrow Release, the Escrow Account shall be reduced to zero and the Escrowed Funds and interest accrued thereon from the date of deposit shall be paid out in accordance with the terms of the Escrow Agreement. Substantially concurrently with the Escrow Release, the Company shall cause the Escrow Merger to occur.

(e) Each Holder, by its acceptance of the Securities, shall be deemed to authorize and direct the Trustee to execute, deliver and perform its obligations under the Escrow Agreement.

SECTION 4.18. Limitations on Activities Prior to the Escrow Merger. (a) Prior to the Escrow Merger, the Escrow Issuer shall be a Wholly Owned Subsidiary of the Company and will not own, hold or otherwise have any interest in any assets other than the Escrowed Funds. Further, prior to the Escrow Merger, the Escrow Issuer’s activities shall be restricted to (i) issuing the Initial Securities, (ii) performing its obligations in respect of the Securities under this Indenture and the Escrow Agreement, (iii) performing its obligations under the Senior Secured Credit Facilities and the Senior Secured Term Loan B Facility Escrow Agreement, (iv) instructing the Escrow Agent with respect to the investment of the Escrowed Funds and the Senior Secured Term Loan B Facility Escrow Agent with respect to the investment of the Senior Secured Term Loan B Facility Escrowed Funds in specified cash and Cash Equivalents in accordance with the terms of the Escrow Agreement and the Senior Secured Term Loan B Facility Escrow Agreement, as applicable, (v) consummating the Assumption, (vi) redeeming the Securities on the Special Mandatory Redemption Date, if applicable, and (vii) conducting such other activities as are necessary or appropriate to carry out the activities described in this Section 4.18. The Escrow Issuer will not own, hold or otherwise have any interest in any assets other than the Escrowed Funds, the Senior Secured Term Loan B Facility Escrowed Funds, the Escrow Account and the Senior Secured Term Loan B Facility Escrow Account. Prior to the Assumption, the Escrow Issuer will not engage in any business operations or other activities, including Incurring Indebtedness, making Restricted Payments, consummating Asset Dispositions, entering into Affiliate Transactions, Incurring or permitting to exist any Lien on any of its properties and entering into Sale/Leaseback Transactions, other than those contemplated in this Section 4.18(a).

SECTION 4.19. Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Company) have the result of materially impairing the effectiveness of the security interests, taken as a whole, including the lien priority with respect thereto, with respect to the Collateral for the benefit of the Notes Collateral Agent and the Holders, including materially impairing the lien priority of the Securities with respect thereto (it being understood that any release expressly permitted by Section 12.02 and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

SECTION 4.20. After-Acquired Collateral; Further Assurances.

(a) From and after the Assumption, subject to the applicable limitations and exceptions set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if the Company or any Subsidiary Guarantor acquires any property or asset that is required to constitute Collateral, the Company and each of the Subsidiary Guarantors shall be required to, within the time period set forth in the applicable Security Documents, grant a first-priority perfected security interest (subject to Permitted Liens and certain other exceptions set forth therein) upon any such Collateral for the benefit of the Secured Notes Secured Parties, as security for the Secured Notes Obligations.

(b) From and after the Escrow Release Date, the Company and the Subsidiary Guarantors shall, at their sole expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, financing and continuation statements and amendments thereto as may be necessary to confirm that the Notes Collateral Agent holds, for the benefit of itself, the Holders and the Trustee, duly created, enforceable and perfected (to the extent required by the Security Documents) Liens in the Collateral, subject to Permitted Liens. As necessary, or upon the reasonable request of the Notes Collateral Agent, the Company and the Subsidiary Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) as may be necessary to effectuate the provisions and purposes of the Security Documents, to the extent permitted by applicable law.

ARTICLE 5

Successor Company

SECTION 5.01. When Company May Merge or Transfer Assets. (a) After the Escrow Release Date, the Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(i) either (A) the Company shall be the surviving corporation or (B) the resulting, surviving or transferee Person (in each of clauses (A) or (B), the “Successor Company”) shall (1) be a corporation or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (provided that, if the Successor Company is a limited liability company, then, for so long as the Successor Company is not a corporation, there shall be a Restricted Subsidiary of such Person which shall be a corporation organized in the jurisdictions permitted by this clause (1) and a co-obligor of the Securities) and (2) expressly assume all the obligations of the Company under the Securities, this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement and the applicable Security Documents pursuant to supplemental indentures, joinders to the applicable Security Documents, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement, or other documents or instruments executed and delivered to, and in form satisfactory to, the Trustee and the Notes Collateral Agent;

(ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(iv) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(v) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Company are assets of the type that would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents;

provided, however, that clause (a)(iii) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or converting into a corporation or limited liability company (provided that, if the Company converts to a limited liability company, then, for so long as the Company is not a corporation, there shall be a Restricted Subsidiary of the Company which shall be a corporation organized in the jurisdictions permitted by clause (a)(i) above and a co-obligor of the Securities).

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Securities, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement and the applicable Security Documents, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities and will automatically be released and discharged from its obligations under this Indenture, the Securities, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement and the applicable Security Documents, as applicable.

For all purposes of this Indenture, Subsidiaries of any Successor Company shall, upon any transaction subject to this Section 5.01, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that were not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(i) except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”), and such Person shall expressly assume all the obligations of such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures, joinders to the applicable Security Documents and the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or other documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent;

(ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

(iii) to the extent any assets of the Person who is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type that would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture or the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Security Documents; and

(iv) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Supplemental Indenture, if any, complies with this Indenture;

provided, however, that Section 5.01(b) will not be applicable to a Subsidiary Guarantor merging with an Affiliate of the Company or such Subsidiary Guarantor solely for the purpose and with the sole effect of reincorporating the Subsidiary Guarantor in another jurisdiction or converting into a corporation or limited liability company; provided further, however, that this Section 5.01 shall not be applicable to a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or a Subsidiary Guarantor.

The Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement and the applicable Security Documents and such Subsidiary Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement and the applicable Security Documents and such Subsidiary Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties or assets to another Subsidiary Guarantor or the Company, (ii) merge, consolidate or amalgamate with or into, the Company or an Affiliate of the Company solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States, any state or territory thereof or the District of Columbia, (iii) convert into a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States, any state or territory thereof or the District of Columbia or (iv) liquidate or dissolve or change its legal form if the Board or the senior management of the Company determines in good faith that such action is in the best interests of the Company and is not materially disadvantageous to the Holders, in each case, without regard to the requirements set forth in the preceding paragraph.

(c) Upon the consummation of the Assumption, the Company shall (i) promptly notify the Trustee in writing identifying and confirming the Assumption Date, and upon receipt of such written notice, the Trustee shall hereby be authorized and directed to execute and deliver a supplemental indenture of the type referred to in Section 5.01(a)(i)(B)(2) and (ii) execute and deliver to the Trustee (x) a supplemental indenture of the type referred to in Section 5.01(a)(i)(B)(2), in substantially the form of Exhibit B-1 hereto, whereupon the Company shall be the Successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under this Indenture; provided that no Officer’s Certificate and Opinion of Counsel shall be required in connection with the execution of a supplemental indenture of the type referred to in Section 5.01(a)(i)(B)(2) to be entered into by the Company pursuant to the Assumption and (y) the Equal Priority Intercreditor Agreement, the Security Agreement and any other applicable Security Documents. For the avoidance of doubt, this Section 5.01 shall not prohibit, restrict or limit the Company’s ability to consummate the Escrow Merger, the Spin-Off or any related Transactions.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(a) a default in the payment of interest on the Securities when the same becomes due and payable, and such default continues for a period of 30 days;

(b) a default in the payment of the principal of (or premium, if any, on) any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon Special Mandatory Redemption, upon required purchase, declaration of acceleration or otherwise;

(c) the Company fails to comply with its obligations under Section 5.01;

(d) the Company fails to comply with any of its obligations in Section 4.08 (other than a failure to purchase Securities which constitutes an Event of Default under Section 6.01(b)) or 4.06 (other than a failure to purchase Securities which constitutes an Event of Default under Section 6.01(b)), and such default continues for a period of 30 days after the notice specified below;

(e) the Company fails to comply with any of its obligations in Section 4.02, and such default continues for a period of 120 days after the notice specified below;

(f) the Company or any Subsidiary Guarantor fails to comply with any of its other covenants or agreements contained in this Indenture or the Security Documents (other than a default referred to in Section 6.01(a) through (e)), and such default continues for a period of 60 days after the notice specified below;

(g) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $150,000,000;

(h) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(j) any judgment or decree (but excluding settlements but not excluding judgements or decrees to enforce settlements) for the payment of money in excess of $150,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefore has not been denied by the insurer) is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, which judgment remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed;

(k) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

(l) the failure by the Company to pay or cause to be paid the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, if any, pursuant to Section 3.07;

(m) (i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on an aggregate amount of the Collateral equal to $100,000,000 or more intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection as a result of the Controlling Collateral Agent or the Notes Collateral Agent no longer having possession of certificates delivered to it representing securities pledged under the Security Documents or as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Securities; or

(n) the Issuer or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any material Security Document is invalid or unenforceable (other than by reason of the satisfaction in full of all Obligations under this Indenture and discharge of this Indenture, the release of the Guarantee of such Subsidiary Guarantor in accordance with the terms of this Indenture or the release of such security interest in accordance with the terms of this Indenture and the Security Documents).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under Sections 6.01(d), 6.01(e) or 6.01(f) shall not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Securities notify the Company of the Default (simultaneously sending a copy of such notice to the Trustee, in the case of a notice sent by Holders) and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. Such notice must be in writing, specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Any such notice of Default, notice of acceleration or instruction delivered to the Trustee and the Notes Collateral Agent, as applicable, to provide a notice of Default, notice of acceleration or take any other action under this paragraph (a “Special Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company, the Trustee and the Notes Collateral Agent, as applicable, that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Special Noteholder Direction relating to the delivery of a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder shall be deemed to, at the time of providing a Special Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of the Depositary or its nominee, and the Depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee and the Notes Collateral Agent, as applicable, without any duty of further verification or inquiry. Neither the Trustee nor the Notes Collateral Agent shall be liable and shall be fully protected for any action that the Trustee or the Notes Collateral Agent takes or fails to take in accordance with this paragraph and the next succeeding paragraph, or arising out of or in connection with following instructions of or taking actions in accordance with a Special Noteholder Direction. For the avoidance of doubt, the requirements of this paragraph and the next succeeding paragraph shall only apply to Special Noteholder Directions and do not apply to any other directions given by Holders to the Trustee under this Indenture. Neither the Trustee nor the Notes Collateral Agent shall have any no liability whatsoever for acting in accordance with the requirements of this paragraph and the next succeeding paragraph and may conclusively rely on such Position Representation without any duty of further verification or inquiry. Neither the Trustee nor the Notes Collateral Agent shall have any duty to inquire as to or investigate the accuracy or authenticity of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, to monitor, investigate, verify or otherwise determine if a holder has a Net Short Position, inquire if the Issuer will seek action to determine if a Directing Holder has breached its Position Representation or monitor any court proceedings undertaken in connection therewith, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action or staying any remedy, or otherwise failing to act in accordance with a Special Noteholder Direction. Notwithstanding any other provision of this Indenture, the Securities or any other document, the provisions of this paragraph and the next succeeding paragraph will apply and survive with respect to each beneficial owner notwithstanding that any such person may have ceased to be a beneficial owner, this Indenture may have been terminated, the Securities may have been redeemed in full or the Trustee may have resigned or been removed.

If, following the delivery of a Special Noteholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee and the Notes Collateral Agent an Officer’s Certificate certifying that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Special Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Special Noteholder Direction and the aforementioned Officer’s Certificate, but prior to acceleration of the Securities, the Company provides to the Trustee and the Notes Collateral Agent an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to any Event of Default that resulted from the applicable Special Noteholder Direction shall be automatically stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Special Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Special Noteholder Direction would have been insufficient to validly provide such Special Noteholder Direction, such Special Noteholder Direction shall be void ab initio (other than any indemnity and/or security such Directing Holder may have offered to the Trustee or the Notes Collateral Agent, as applicable), with the effect that such Event of Default shall be deemed never to have occurred, any related acceleration rescinded and the Trustee and the Notes Collateral Agent, as applicable, shall be deemed not to have received such Special Noteholder Direction or any notice of Default or Event of Default.

Each Holder by accepting any Security acknowledges and agrees that neither the Trustee nor the Notes Collateral Agent (nor any agent) shall be liable to any person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Special Noteholder Direction, (iii) any Officer’s Certificate delivered to it in connection therewith or (iv) its duties under this Indenture, as the Trustee or the Notes Collateral Agent, as applicable, may determine in its sole discretion as a result of the foregoing provisions

Additionally, a default under Sections 6.01(e) or 6.01(f) for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate required by this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified.

The Company shall deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default and its status.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(h) or 6.01(i) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. Subject to the Equal Priority Intercreditor Agreement, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders of the Securities (it being understood that the Trustee shall have no duty or obligation to determinate if such direction is unduly prejudicial to the rights of the Holders) or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it in its sole discretion against all losses, fees, liabilities and expenses (including attorneys’ fees and expenses) caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. (a) Subject to the Equal Priority Intercreditor Agreement, and except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(ii) Holders of at least 30% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(iii) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security and/or indemnity; and

(v) Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or a Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee (acting in each of its capacities hereunder) and the Notes Collateral Agent (acting in either capacity hereunder) for amounts due under this Indenture, including, without limitation, under Section 7.06, or under any Security Documents or Intercreditor Agreements to which the Notes Collateral Agent is a party;

SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, and Applicable Premium (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and Applicable Premium (if any), respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13. Completion of Transactions Not a Default. Notwithstanding anything to the contrary set forth in this Indenture, no provision of this Indenture shall prevent the completion of any of the Transactions, nor shall the Transactions give rise to any Default or Event of Default.

SECTION 6.14. Restoration of Rights and Remedies. If the Trustee, the Notes Collateral Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Notes Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Notes Collateral Agent, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Notes Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.15. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, the Notes Collateral Agent or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.16. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Notes Collateral Agent or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Notes Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Notes Collateral Agent or by the Holders, as the case may be.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) the Trustee may conclusively rely in good faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but not need to confirm or investigate the accuracy of mathematical calculations or other facts stated herein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision), except that :

(i) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), 7.01(b) and 7.01(c).

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial or other liability or expense in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it shall have any grounds to believe in good faith that repayment of such funds or expense or adequate indemnity and/or security against such risks or liability is not assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in such certificate previously delivered and not superseded.

(d) The Trustee may act through agents and shall not be responsible for the acts or omissions of any agent appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note or other paper or document, but the Trustee may (but shall not be obligated to) make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The Trustee (acting in any capacity hereunder) shall have no liability or responsibility for (i) performing any calculation hereunder or in connection with the Securities or (ii) any calculation hereunder or in connection with the Securities, or any information used in connection with any such calculation.

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(i) The Trustee shall not be required to give any note, bond or surety in respect of the trusts and powers under this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any Intercreditor Agreement, any other Security Document and under the Escrow Agreement, and each agent, custodian and other Person employed to act hereunder, including, without limitation, the Notes Collateral Agent.

(k) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(l) The Trustee shall not be deemed to have notice of any Default or Event of Default other than an Event of Default under Section 6.01(a) or Section 6.01(b) unless written notice of any event which is in fact such a Default or Event of Defaults is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities, the Company, and this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar co-registrar or co-paying agent may do the same with like rights.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee, the Equal Priority Intercreditor Agreement, the Security Documents or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j) or 6.01(k) or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer of the Trustee shall have received notice thereof at its Corporate Trust Office in accordance with Section 11.01 hereof from the Issuer, any Subsidiary Guarantor or any Holder and such notice references the Company, the Securities and this Indenture.

SECTION 7.05. Notice of Defaults. If a Responsible Officer of the Trustee obtains actual knowledge in accordance with the terms of this Indenture or has received written notice of a Default or Event of Default from the Company or any Holder in accordance with the terms hereof, the Trustee shall deliver electronically, in accordance with DTC procedures in the case of Global Securities, or mail to each Holder, with a copy to the Company, notice of such Default or Event of Default within 30 days after it obtains actual knowledge thereof or receipt of such written notice. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may but shall not be obligated to withhold the notice if and so long as it determines that withholding the notice is not opposed to the interests of the Holders.

SECTION 7.06. Compensation and Indemnity. The Issuer and each Subsidiary Guarantor, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder, including as Notes Collateral Agent) from time to time compensation for its services as agreed by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and each Subsidiary Guarantor, jointly and severally, shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and its officers, directors, employees and agents (each, a “Trustee indemnified party”) for and from, and hold them harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) paid or incurred by or in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Issuer and the Subsidiary Guarantors (including this Section 7.06). The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Trustee indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel unless (i) in the sole judgment of the Trustee, there is a conflict of interest between the Issuer and the relevant Indemnified Party in connection with such defense, (ii) the Issuer has not retained counsel reasonably satisfactory to the Trustee or (iii) there are defenses available to the relevant indemnified party that may not be asserted by the Issuer or a Subsidiary Guarantor. Any settlement which affects an indemnified party may not be entered into without the consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable decision).

To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee or the Notes Collateral Agent other than money or property held in trust to pay principal of and interest on particular Securities.

The payment obligations of the Issuer and the Subsidiary Guarantors pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or, with respect to the Issuer, the expenses and compensation for services (including the fees and expenses of counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.07. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by written notice to the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.08;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, privileges, protections, indemnities, immunities and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee (in each of its capacities hereunder) have been paid, subject to the lien provided for in Section 7.06. Further, the retiring or resigning Trustee shall have no liability or responsibility for any action or inaction of a successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the obligations of the Issuer and each Subsidiary Guarantor under Section 7.06 shall continue for the benefit of the retiring Trustee and the successor Trustee.

SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture and any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09. Escrow Agreement. The Trustee shall agree to the appointment of the Escrow Agent and shall enter into the Escrow Agreement. The Trustee, in its capacity as such, is not responsible for the contents or sufficiency of the Escrow Agreement; and in entering into the Escrow Agreement, and with respect to all matters arising under the Escrow Agreement, the Trustee, in its capacity as such, shall have the rights, protections, privileges, immunities and indemnities granted to it under this Indenture. Neither the Trustee nor any Holder (whether acting directly or by direction or demand to the Trustee) shall be entitled or permitted to give any direction to, or make any demand upon, the Escrow Agent that would be contrary to, or in conflict with Section 2 of the Escrow Agreement.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.07) have been cancelled or delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the delivery of a notice of redemption pursuant to Article 3 hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption of all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.07) and Applicable Premium, if any, and if in either case the Company pays all other sums payable under this Indenture, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect and the Subsidiary Guarantees and the Liens on the Collateral securing the Securities will be irrevocably released; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.01 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13 and 4.14 and the operation of Sections 6.01(d), 6.01(e), 6.01(g), 6.01(h), 6.01(i) and 6.01(j) (but, in the case of Sections 6.01(h) and 6.01(i), with respect only to Significant Subsidiaries and the Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(iii) (“covenant defeasance option”).

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) (with respect only to Significant Subsidiaries and Subsidiary Guarantors), 6.01(i)or because of the failure of the Company to comply with Section 5.01(a)(iii). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee, this Indenture, the applicable Security Documents and the Liens on the Collateral securing the Securities.

Upon satisfaction of the conditions set forth herein and upon the written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Sections 8.01(a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Section 8.02 to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any defeasance shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(h) or 6.01(i) with respect to the Company occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(v) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(vi) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(vii) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal and interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantors’ obligations under this Indenture, each Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. (a) The Company, any Subsidiary Guarantor (with respect to any amendment relating to its Subsidiary Guarantee or this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or the Security Documents to which it is a party, and excluding any amendment or supplement the sole purpose of which is to add an additional Subsidiary Guarantor), the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Securities, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or the Security Documents without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Securities, a Subsidiary Guarantee, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or any Security Document, as applicable, in compliance with Section 5.01 (including, upon consummation of the Assumption, to provide for the succession of the Company to the Escrow Issuer pursuant to Section );

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(iv) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee (including, upon consummation of the Assumption, the Guarantees of the Subsidiary Guarantors pursuant to Section 4.11(a));

(v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(vi) to make any change that would provide additional rights or benefits to the holders of Securities or does not adversely affect the rights of any Holder;

(vii) at the Company’s election, to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, if such qualification should become required;

(viii) to conform the text of this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement, the Security Documents, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement, any Security Document, the Securities or any Subsidiary Guarantee;

(ix) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law;

(x) to evidence and provide for the acceptance and appointment of a successor trustee or a successor collateral agent under this Indenture pursuant to the requirements thereof;

(xi) to provide for the issuance of Additional Securities, in accordance with the terms of this Indenture;

(xii) to add Collateral with respect to any or all of the Securities or the Subsidiary Guarantees or make any other change thereto that does not adversely affect the Holders in any material respect;

(xiii) to release any Collateral from the Lien securing the Securities when permitted or required by the Security Documents, this Indenture (including pursuant to Section 4.13(d) thereof and including any release of any Lien that is not then otherwise required by this Indenture to be pledged as security for the Securities) or the Equal Priority Intercreditor Agreement;

(xiv) to add any Additional Equal Priority Secured Parties to any Security Documents or the Equal Priority Intercreditor Agreement or add any Junior Lien Priority secured parties to any Acceptable Junior Priority Intercreditor Agreement;

(xv) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Equal Priority Intercreditor Agreement, taken as a whole, or any joinder thereto or to enter into any Acceptable Junior Priority Intercreditor Agreement;

(xvi) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement, or to modify any such legend as required by the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement;

(xvii) with respect to the Security Documents, the Equal Priority Intercreditor Agreement and any Acceptable Junior Priority Intercreditor Agreement, as provided in the relevant Security Document, Equal Priority Intercreditor Agreement or Acceptable Junior Priority Intercreditor Agreement, as applicable;

(xviii) to provide for the succession of any parties to the Security Documents, the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Secured Credit Facilities or any other agreement that is not prohibited by this Indenture;

(xix) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders, as additional security for the payment and performance of all or any portion of the such Liens, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Equal Priority Intercreditor Agreement, the Security Documents or otherwise; or

(xx) to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited under this Indenture.

After an amendment under this Section 9.01 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent may amend this Indenture (including the obligations of the Company to make a Change of Control Offer pursuant to Section 4.08 of this Indenture, the Securities, the Equal Priority Intercreditor

Agreement, any Acceptable Junior Priority Intercreditor Agreement and the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities). However, without the consent of each Holder of an outstanding Security affected thereby, an amendment or waiver may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the time for payment of interest on any Security;

(iii) reduce the principal of or change the Stated Maturity of any Security;

(iv) change the provisions applicable to the redemption of any Security as described under Article 3 of this Indenture or Section 5 of the Securities (other than any change to the notice periods with respect to such redemptions);

(v) make any Security payable in money other than that stated in the Security;

(vi) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(vii) make any change in the ranking or priority of any Securities that would adversely affect the Holders;

(viii) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders;

(ix) reduce the amount payable upon a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition or change the time or manner by which a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition may be made or by which any such Security must be repurchased pursuant to a Change of Control Offer or an Asset Disposition Offer with the Excess Proceeds from any Asset Disposition (other than any change to the notice periods with respect to such redemptions or repayments), whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, unless such amendment or waiver shall be in effect prior to the occurrence of a Change of Control or the occurrence of the event giving rise to the repurchase of the Securities under Section 4.06;

(x) reduce the Special Mandatory Redemption Price;

(xi) release Escrowed Funds in any manner or at any time other than as set forth in the Escrow Agreement; or

(xii) make any material change to the provisions set forth in Section 3.07 or Section 4.17 of this Indenture or to the Escrow Agreement.

(b) Notwithstanding the foregoing in Section 9.01 or 9.02(a) above, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Securities then outstanding, no amendment or waiver may (a) make any change in any Security Document, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Secured Notes Obligations or (b) change or alter the priority of the Liens securing the Secured Notes Obligations in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture, the Security Documents or the Equal Priority Intercreditor Agreement.

(c) Each Holder, by its acceptance of the Securities, will be deemed to have consented and agreed to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee, the Notes Collateral Agent and (through the Equal Priority Intercreditor Agreement) the Controlling Collateral Agent to bind the Holders and other holders of Equal Priority Obligations as set forth in the applicable Security Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Securities. This paragraph will not, however, limit the right of the Company to amend, waive or otherwise modify the Security Documents in accordance with their terms.

(d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(e) Notwithstanding anything to the contrary in the foregoing, no amendment, restatement, supplement, modification or waiver of any provision of this Indenture or any Security Document nor consent to any departure by any party thereto shall amend, modify or otherwise affect the rights, duties, obligations, privileges, protections, exculpations, immunities, or indemnities of the Trustee or the Notes Collateral Agent (as determined by the Trustee and/or the Notes Collateral Agent in its sole discretion) thereunder, unless in writing executed by the Trustee and/or the Notes Collateral Agent, in each case such execution to be given or withheld in the Trustee’s and/or the Notes Collateral Agent’s sole discretion.

(f) After an amendment under this Section 9.02 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee and the Notes Collateral Agent receive the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or Guarantee Supplemental Indenture) by the Company, the Notes Collateral Agent and the Trustee.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall execute a new Security that reflects the changed terms, and upon receipt of a Company Order, the Trustee shall authenticate such new Security. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.05. Trustee and Notes Collateral Agent to Sign Amendments. The Trustee and the Notes Collateral Agent shall not be obligated to sign any amendment pursuant to this Article 9 if the amendment affects the rights, duties, liabilities, privileges, protections, indemnities or immunities of the Trustee or the Notes Collateral Agent (as applicable). If it does, the Trustee or the Notes Collateral Agent may but shall not be obligated to sign it. In signing any amendment hereto the Trustee and the Notes Collateral Agent shall be entitled to receive indemnity and/or security satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that (i) such amendment is authorized or permitted by this Indenture and that all conditions precedent in this Indenture relating to the execution and delivery of such amendment have been complied with and (ii) such amendment (other than any amendment substantially in the form of Exhibit B hereto solely to add one or more Subsidiary Guarantors) is the valid and binding obligation of the Company and any Subsidiary Guarantor enforceable against each in accordance with its terms.

SECTION 9.06. Payment for Consent. Neither the Company nor any Restricted Subsidiary of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee (in each of its capacities hereunder and the Notes Collateral Agent)) and the Securities, whether for payment of principal of or interest on in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement, (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations or (v) any change in the ownership of such Subsidiary Guarantor.

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) Except as expressly set forth in Section 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee (in each of its capacities hereunder, including, without limitation, as Notes Collateral Agent).

(h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

(i) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(j) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Notes Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be automatically and irrevocably released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(a) (i) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(ii) the release of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Secured Credit Facilities, so long as such Subsidiary Guarantor would not then otherwise be required to guarantee the Securities pursuant to Section 4.11;

(iii) the sale or other disposition of such Subsidiary Guarantor (including by way of merger or consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, so long as the sale or other disposition does not violate Section 4.06 or Section 5.01;

(iv) the release or discharge of the Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Supplemental Indenture pursuant to Section 4.11, other than a release or discharge by or as a result of the payment of such Indebtedness; or

(v) the Company exercising its legal defeasance option or its covenant defeasance option or if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

At the written request of the Company, the Trustee and the Notes Collateral Agent shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

SECTION 10.07. Execution of Guarantee Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a Guarantee Supplemental Indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Subject to the exception in Section 4.11, concurrently with the execution and delivery of such Guarantee Supplemental Indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such Guarantee Supplemental Indenture complies with the requirements of Section 4.11 and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

SECTION 10.08. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

SECTION 10.09. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01. Notices. Any notice or communication shall be in writing and delivered in person, or by recognized overnight courier guaranteeing next-day delivery, or mailed by first-class mail addressed as follows:

if to the Escrow Issuer, the Company or any Subsidiary Guarantor:

NCR Atleos Corporation

864 Spring Street NW

Atlanta, Georgia 30308

Attention: Treasury

E-mail: David.lo@ncratleos.com

with a copy to:

NCR Atleos Corporation

864 Spring Street NW

Atlanta, Georgia 30308

Attention: General Counsel

E-mail: law.notices@ncratleos.com

if to the Trustee:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attn: SPAG Administration

Email: kerianne.marshall@citi.com; citi.cspag.debt@citi.com

The Escrow Issuer, the Company, any Subsidiary Guarantor or the

Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed in this Indenture, if any. If the Securities are held through the depositary, any notice or communication required to be mailed in this Indenture shall be sufficiently given if delivered in accordance with the depositary’s requirements. Any notice or communication delivered to the Trustee or the Notes Collateral Agent shall be deemed delivered upon receipt by a Responsible Officer of the Trustee or the Notes Collateral Agent (as applicable).

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Issuer sends a notice or communication to the Holders, it will send a copy to the Trustee and the Notes Collateral Agent at the same time.

SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except for authentication of the Securities by the Trustee on the Issue Date, which shall not require an Opinion of Counsel), the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.

SECTION 11.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.05. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.08. Governing Law. This Indenture, the Securities, the Equal Priority Intercreditor Agreement and any Acceptable Junior Priority Intercreditor Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.09. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee, this Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 11.10. Successors. All agreements of the Issuer and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee and the Notes Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Indenture and shall not modify or restrict any of the terms or provisions of this Indenture.

SECTION 11.13. Electronic Signature. All notices, approvals, consents, requests and other communications hereunder must be in writing (and any communication sent to the Trustee and the Notes Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided via DocuSign (or such other digital signature provider as specified in writing to the Trustee or the Notes Collateral Agent by the Company) or an electronic copy thereof), in English, and may only be delivered (a) by personal delivery, (b) by national overnight courier service, (c) by certified or registered mail, return receipt requested, (d) by facsimile transmission, with confirmed receipt or (e) by email by way of a PDF attachment thereto. Notice will be effective upon receipt except for notice via email, which will be effective only when the recipient, by return email or notice delivered by other method provided for in this Section, acknowledges having received that email (with an automatically generated receipt or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section). The Escrow Issuer, the Company and the Subsidiary Guarantor agrees to assume all risks arising out of the use of DocuSign digital signatures and electronic methods to submit instructions and directions to the Trustee (in each of its capacities hereunder, including, without limitation, the Notes Collateral Agent), including without limitation the risk of the Trustee (in each of its capacities hereunder) acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE 12

Collateral

SECTION 12.01. Security Documents.

(a) The due and punctual payment of the principal of, premium and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Securities and performance of all other Obligations of the Company and the Subsidiary Guarantors to the Holders or the Trustee under this Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Secured Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Subsidiary Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Equal Priority Intercreditor Agreement on the Escrow Release Date and to perform its obligations and exercise its rights thereunder in accordance therewith. In the event of conflict between an Intercreditor Agreement, any of the other Security Documents and this Indenture, the applicable Intercreditor Agreement shall control. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company and the Subsidiary Guarantors shall, at their sole expense, take all actions (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Trustee or the Notes Collateral Agent may reasonably request, in order to ensure the creation, perfection and priority (or continuance thereof) of the security interests created or intended to be created by the Security Documents in the Collateral. Such security interests will be created under the Security Documents and other security agreements, and other instruments and documents in form reasonably satisfactory to the Trustee and the Notes Collateral Agent.

(b) [Reserved.]

(c) To the extent that the Lien on any Collateral is not or cannot be provided, created and/or perfected on the Escrow Release Date (other than (i) by the execution and delivery of the Security Agreement by the Company and the Subsidiary Guarantors, (ii) a Lien on Collateral that is of the type that may be perfected by the filing of a financing statement under the UCC in the office of the secretary of state (or equivalent office in the relevant states) of the applicable jurisdiction of organization and (iii) a Lien on the Equity Interests of the Company and each Restricted Subsidiary that is a Domestic Subsidiary required to be pledged pursuant to the Security Agreement that may be perfected on the Escrow Release Date by the delivery of a stock or equivalent certificate (together with a stock power or similar instrument endorsed in blank for the relevant certificate)), in each case after the Company’s use of commercially reasonably efforts to do so or without undue burden or expense, the Company shall take all necessary actions to create and perfect such Lien pursuant to arrangements to be mutually agreed between the Company and the Controlling Collateral Agent acting reasonably in accordance with the terms of the Equal Priority Intercreditor Agreement.

SECTION 12.02. Release of Collateral.

(a) The Company and the Subsidiary Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Securities and the Subsidiary Guarantees under any one or more of the following circumstances:

(i) to enable the Company or any Subsidiary Guarantor to consummate the sale, transfer or other disposition (including by the termination of Capitalized Lease Obligations or the repossession of the leased property subject to Capitalized Lease Obligations by the lessor and by means of a Restricted Payment) of such Collateral to any Person other than the Company or a Subsidiary Guarantor, to the extent such sale, transfer or other disposition is not prohibited by the covenant described under Section 4.06;

(ii) in the case of a Subsidiary Guarantor that is released from its Guarantee, with respect to the property and other assets of such Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Guarantee;

(iii) with respect to Collateral that is Capital Stock, upon (A) the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture or (B) upon the designation by the Company of such issuer of Capital Stock as an Unrestricted Subsidiary under this Indenture;

(iv) with respect to any Collateral that becomes an “Excluded Asset,” upon it becoming an Excluded Asset;

(v) in accordance with Section 4.13(a)(ii);

(vi) to the extent the Liens on the Collateral securing the Senior Secured Credit Facilities Obligations are released by the Bank Collateral Agent (other than a discharge or release by or as a result of payment in full under such guarantee after the occurrence of a payment default or acceleration thereunder (it being understood that a release subject to a contingent reinstatement is still a release)), upon the release of such Liens, at which time the Notes Collateral Agent promptly shall execute, if applicable, and deliver to the Bank Collateral Agent or the Grantor of such Liens (at the sole cost and expense of the Grantors) such termination statements, releases, authorizations and other documents and instruments, and shall take or authorize such Grantor to take such action (including any recordation, filing or giving of notice), as such Grantor may reasonably request to effectively confirm such release;

(vii) in connection with any enforcement action taken by the Controlling Collateral Agent in accordance with the terms of the Equal Priority Intercreditor Agreement; or

(viii) as described under Article 9.

(b) The Liens on the Collateral securing the Notes and the related Note Guarantees also shall automatically, subject to Section 12.02(d) below, and without the need for any further action by any Person be terminated and released,

(i) upon payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations in respect of the Securities under this Indenture, the related Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid,

(ii) upon a legal defeasance or covenant defeasance with respect to the Securities under this Indenture as described above in Article 8 or a satisfaction and discharge of this Indenture with respect to the Securities as described under Article 8 or

(iii) pursuant to the Equal Priority Intercreditor Agreement described above and the Security Documents with respect to the Securities, in each case, other than any contingent obligations (including contingent indemnity obligations not yet due or payable).

(c) In addition, any Lien on any Collateral may be subordinated to the holder of any Lien on such Collateral that is created, incurred, or assumed pursuant to clauses (f), (w) or (bb) of the definition of “Permitted Liens” to the extent required by the terms of the Obligations secured by such Liens.

(d) With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release, without recourse, representation or warranty of any kind, of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

SECTION 12.03. Suits to Protect the Collateral.

Subject to the provisions of Article 7, the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 12.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.

SECTION 12.04. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 12.05. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 12 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.

SECTION 12.06. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any Officer thereof required by the provisions of this Article 12; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 12.07. Certain Limitations on the Collateral.

Notwithstanding anything in this Indenture or any Security Document, it understood and agreed that:

(a) Liens required to be granted from time to time pursuant to this Indenture and the Security Documents shall be subject to exceptions and limitations set forth in this Indenture and the applicable Security Documents;

(b) (i) perfection by control will not be required with respect to assets requiring perfection through control agreements or other control arrangements, including Deposit Accounts, securities accounts and commodities accounts (other than control or possession of pledged Equity Interests (to the extent certificated) and Material Debt Instruments that constitute Collateral) and (ii) no blocked account agreement, deposit account control agreement or similar agreement will be required for any Deposit Account, securities account or commodities account;

(c) no actions will be required to be taken, and the Notes Collateral Agent will not be authorized to take any action, in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create any security interests in assets located or titled outside of the U.S. or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction and no non-U.S. intellectual property filings, searches or schedules); and

(d) no landlord waiver or bailee’s letter, estoppels or collateral access letters shall be required to be delivered.

It is understood and agreed that prior to the discharge of the Senior Secured Credit Facilities Obligations, to the extent that the Bank Collateral Agent is satisfied with or agrees to any deliveries or documents required to be provided in respect of any matters relating to the Collateral or makes any determination in respect of any matters relating to the Collateral (including, without limitation, extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including in connection with assets acquired, or Subsidiaries formed or acquired, after the Escrow Release Date)), the Notes Collateral Agent shall be deemed to be satisfied with such deliveries or documents and the judgment of the Bank Collateral Agent in respect of any such matters under the Senior Secured Credit Facilities shall be deemed to be the judgment of the Notes Collateral Agent in respect of such matters under this Indenture and the Security Documents.

All terms used in the preceding paragraphs and defined in the UCC and not otherwise defined in this “Indenture have the meanings given to such terms in the UCC; provided that the term “instrument” has the meaning given to such term in Article 9 of the UCC.

SECTION 12.08. [Reserved.]

SECTION 12.09. Notes Collateral Agent.

(a) The Trustee and each of the Holders by acceptance of the Securities hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements, and the Issuer, the Trustee and each of the Holders by acceptance of the Securities hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements, and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.09. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable decision) or under or in connection with any Security Document or the Intercreditor Agreements or the transactions contemplated thereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable decision), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents or the Intercreditor Agreements, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreements, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreements, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreements to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreements or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Securities as it determines and, if it so requests, it shall first be indemnified and/or provided with security to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the Securities then outstanding and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, the Issuer and the Securities, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested in writing by the Trustee in accordance with Article Five or the Holders of a majority in aggregate principal amount of the Securities (subject to this Section 12.09).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Issuer shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within 30 days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.09 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) Citibank, N.A. shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision).

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Intercreditor Agreements, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and Intercreditor Agreements, (iv) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (v) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i) [Reserved]

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon written request from the Issuer, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Securities or as otherwise provided in the Security Documents.

(l) If the Issuer or any Subsidiary Guarantor (i) incurs any Junior Priority Obligations at any time when no Acceptable Junior Priority Intercreditor Agreement is in effect and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an Acceptable Junior Priority Intercreditor Agreement in favor of a designated agent or representative for the holders of the Junior Priority Obligations so incurred, together with an Opinion of Counsel and Officer’s Certificate, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(m) No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have security and/or received indemnity and/or security satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(n) The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable decision, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Issuer (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o) The Notes Collateral Agent shall not be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Issuer or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Issuer, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Issuer or the Guarantors, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustee in writing to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r) Upon the receipt by the Notes Collateral Agent of a written request of the Issuer signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date; provided that the Notes Collateral Agent shall not be obligated to execute any Security Document if such Security Document affects the rights, duties, liabilities, privileges, protections, indemnities or immunities of the Notes Collateral Agent.. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 12.09(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Securities, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents.

(s) Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements, each Holder, by acceptance of the Securities, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of Securities then outstanding or the Trustee, as applicable.

(t) After the occurrence and continuance of an Event of Default, the Trustee, acting at the written direction of the Holders of a majority of the aggregate principal amount of the Securities then outstanding, may, subject to the terms of any Intercreditor Agreements, direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or any Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or any Intercreditor Agreement, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of Securities then outstanding. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of Outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of Securities then outstanding with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of Securities then outstanding, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document or any Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreements (including without limitation the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby. Additionally, neither the Notes Collateral Agent nor the Trustee shall be responsible for providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in Section 12.09(w) shall be the sole responsibility of the Grantors.

(x) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Issuer or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of Section 11.02 and this Section 12.09; provided that no Officer’s Certificate shall be required in connection with the Security Documents and the Equal Priority Intercreditor Agreement to be entered by the Notes Collateral Agent on the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(y) Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee solely with respect to the Security Documents and the Collateral.

(z) The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

(aa) Section 7.06 of this Indenture shall apply mutatis mutandis to the Notes Collateral Agent in its capacity as such, provided that for the purposes of this Section 12.09(aa).

(bb) Beyond the exercise of reasonable care in the custody thereof, neither the Notes Collateral Agent nor the Trustee shall have duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.

(cc) Neither the Notes Collateral Agent nor the Trustee shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Notes Collateral Agent (as determined by a court of competent jurisdiction in a final non-appealable decision), for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the applicable Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(dd) Notwithstanding anything else to the contrary herein (but not with respect to express discretions to the Notes Collateral Agent hereunder), whenever reference is made in this Indenture, any Intercreditor Agreement or any Security Document, to any discretionary action whether by consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Notes Collateral Agent in its discretion or to any discretionary election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Notes Collateral Agent, it is understood that in all cases the Notes Collateral Agent shall be fully justified in failing or refusing to take any such discretionary action if it shall not have received written instruction, advice or concurrence of the Holders of a majority in principal amount of the Securities then outstanding or any controlling agent or representative under this Indenture, any Intercreditor Agreement or Security Document in respect of such action (in each case as applicable). The Notes Collateral Agent shall have no liability for any failure or delay in taking any actions contemplated above as a result of a failure or delay on the part of the Holders of a majority in principal amount of the Securities then outstanding or any controlling agent or representative under this Indenture, any Intercreditor Agreement or Security Document to provide such instruction, advice or concurrence.

SECTION 12.10. Security Documents; Intercreditor Agreements. By their acceptance of the Securities, the Holders hereby authorize and direct the Trustee and Notes Collateral Agent, as the case may be, to execute, deliver and perform its obligations under each of the Security Documents, the Equal Priority Intercreditor Agreement and, if applicable, any Acceptable Junior Priority Intercreditor Agreement to which the Trustee or the Notes Collateral Agent, as applicable, is to be a party, including any Intercreditor Agreement or Security Documents executed on or after the Escrow Release Date and any amendments, joinders or supplements to any Intercreditor Agreement or Security Document permitted by this Indenture, provided that any such agreement is in form and substance reasonably satisfactory to the Trustee and the Notes Collateral Agent. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Intercreditor Agreement or any other Security Document, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 12.11. Force Majeure. In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, it being understood that the Trustee and the Notes Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NCR ATLEOS ESCROW CORPORATION,

by	/s/ Timothy C. Oliver
Name: Timothy C. Oliver
Title: President

[Signature Page to Indenture]

CITIBANK, N.A., as Trustee and Notes Collateral Agent,

by	/s/ Keri-anne Marshall
Name: Kerri-anne Marshall
Title: Senior Trust Officer

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1. Definitions

1.1 Definitions

Capitalized terms used in this Appendix A and not otherwise defined shall have the meanings provided in this Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Initial Purchasers” means (a) J.P. Morgan Securities LLC, BofA Securities, Inc., RBC Capital Markets, LLC, Goldman Sachs & Co. LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., M&T Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., Santander US Capital Markets LLC and HSBC Securities (USA) Inc. and (b) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Purchase Agreement” means (a) with respect to the Securities issued on the Issue Date, the Purchase Agreement, dated September 22, 2023, among the Escrow Issuer and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the Initial Purchasers and (b) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date with respect to such Securities.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means (a) the Company’s 9.500% Senior Secured Notes due 2029 issued on the Issue Date and (b) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2 Other Definitions

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

2. The Securities

2.1 Form and Dating

(a) The Securities issued on the date hereof shall be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreement in accordance with applicable law.

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(b) Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Issuer signed by one Officer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

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(d) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2 Authentication. The Trustee shall authenticate and deliver (a) on the Issue Date, an aggregate principal amount of $1,350,000,000 of 9.500% Senior Secured Notes due 2029 and (b) subject to the terms of this Indenture (including Section 4.03 and Section 4.13 hereof), any Additional Securities for an original issuance specified in the Company Order pursuant to Section 2.02 of this Indenture. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, and in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 and Section 4.13 of this Indenture.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Securities; or

(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit C hereto, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Security); or

(B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Security); or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Security) and (y) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit C hereto, together with:

(i) certification (in the form set forth on the reverse side of the Security) that such Definitive Security is being transferred (1) to the Company, (2) to the Registrar for registration in the name of a Holder, without transfer, (3) pursuant to an effective registration statement under the Securities Act, (4) to a QIB in accordance with Rule 144A, (5) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act or (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to

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the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

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(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e) Legend. (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ISSUE DATE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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[IN THE CASE OF REGULATION S SECURITIES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]”

Each Security issued with original issue discount for U.S. federal income tax purposes will bear the following legend:

“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUER AT NCR ATLEOS CORPORATION, 864 SPRING STREET NW, ATLANTA, GEORGIA 30308; ATTENTION: TREASURY AND GENERAL COUNSEL.”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Securities during the period of the effectiveness of a registration statement with respect to such Security, all requirements pertaining to the Restricted Securities Legend on such Securities shall cease to apply and the requirements that any such Securities be issued in global form shall continue to apply.

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(iv) Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(v) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or cancelled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.04 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

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(h) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Depositary participants and any beneficial owners. The Trustee shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. The Trustee shall not have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

(ii) The Trustee shall not have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any federal or state securities laws in connection with the registrations of transfer and exchange of Securities. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Trustee shall have no responsibility for any actions take or not taken by the Depositary.

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(iii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities. (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such event, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and whole multiples of $1,000 thereof and registered in such names as the Depositary shall direct. Any certificated Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A SECURITIES: ONE YEAR] [IN THE CASE OF REGULATION S SECURITIES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ISSUE DATE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[IN THE CASE OF REGULATION S SECURITIES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Original Issue Discount (“OID”) Legend]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUER AT NCR ATLEOS CORPORATION, 864 SPRING STREET NW, ATLANTA, GEORGIA 30308; ATTENTION: TREASURY AND GENERAL COUNSEL.]

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Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$________

9.500% Senior Secured Note due 2029

CUSIP No. ________

ISIN No. ___

NCR Atleos Escrow Corporation, a Maryland corporation (together with its successors and assigns under the Indenture referred to on the reverse side of this Security), promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on April 1, 2029.

Interest Payment Dates: April 1 and October 1, commencing April 1, 2024.

Record Dates: March 15 and September 15.

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Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

NCR ATLEOS ESCROW CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:
CITIBANK, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF SECURITY]

9.500% Senior Secured Note due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest

NCR Atleos Escrow Corporation, a Maryland corporation (such corporation, prior to the consummation of the Assumption, the “Issuer,” which term shall, upon consummation of the Assumption and thereafter, refer to NCR Atleos, LLC, a Delaware limited liability company (which will be converted into a Maryland corporation and renamed NCR Atleos Corporation prior to the Assumption), and its successors and assigns under the Indenture referred to below (the “Company”)), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2024. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 27, 2023 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date, whether or not a Business Day. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by wire transfer in immediately available funds to the account designated by such Person (and if such Securities are registered on the record date in the name of the nominee) of the Depositary (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, Citibank, N.A., a national banking association (the “Trustee”), shall act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuer issued the Securities under an Indenture, dated as of September 27, 2023 (as amended, restated, or otherwise modified from time to time, the “Indenture”), among the Issuer, the Trustee and Citibank, N.A., a national banking association, as collateral agent (the “Notes Collateral Agent”). The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior secured obligations of the Issuer. The Issuer shall be entitled, subject to its compliance with Sections 4.03 and 4.13 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur Indebtedness, make certain Investments and other Restricted Payments, enter into consensual restrictions on the payment of certain dividends and distributions by such Restricted Subsidiaries, make Asset Dispositions, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, transfer certain intellectual property, create or incur Liens and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its assets.

To guarantee the due and punctual payment of the principal of, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, from and after the Assumption Date, the Subsidiary Guarantors will jointly and severally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

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5. Optional Redemption

Except as set forth in the following paragraphs of this Section 5, the Securities shall not be redeemable at the option of the Company prior to October 1, 2026.

On and after October 1, 2026, the Company shall be entitled at its option on one or more occasions to redeem all or a portion of the Securities upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

Year	Redemption Price
2026	104.750%
2027	102.375%
2028 and thereafter	100.000%

In addition, at any time after the Escrow Release Date and prior to October 1, 2026, the Company shall be entitled at its option on one or more occasions to redeem the Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds of one or more Qualified Equity Offerings consummated after the Escrow Release Date; provided, however, that (a) at least 55% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (b) each such redemption occurs within 180 days after the date of the related Qualified Equity Offering.

After the Escrow Release Date and prior to October 1, 2026, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be delivered electronically, in accordance with DTC procedures in the case of Global Securities, or mailed by first class mail to each Holder’s registered address, not less than 10 nor more than 60 days prior to the redemption date.

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The Company may, at its option and at any time, redeem the Securities at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), following the consummation of a Change of Control if at least 90% of the Securities outstanding prior to such date of purchase are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

Any redemption or notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including the consummation of an incurrence or issuance of debt or equity or a Change of Control or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

The Company may redeem the Securities pursuant to one or more of the relevant redemption provisions set forth in this Section 5, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions. Any such notice may provide that redemptions made pursuant to different provisions set forth in this Section 5 will have different redemption dates and, with respect to the redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

6. Mandatory Redemption

Except as set forth in this Section 6 and in Section 3.07 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

In the event that (i) the Escrow Agent and the Trustee shall not have received the Officer’s Certificate described in Section 2(a) of the Escrow Agreement on or prior to the Outside Date or (ii) the Escrow Issuer shall notify the Escrow Agent in writing that the Company has determined that a Special Mandatory Redemption Event has occurred, the Escrow Issuer will make a Special Mandatory Redemption at the Special Mandatory Redemption Price. A Special Redemption Notice will be given by the Escrow Issuer within three Business Days following the occurrence of a Special Mandatory Redemption Event, to the Trustee, the Escrow Agent and the Holders through DTC. Within five Business Days after the Special Mandatory Redemption Event or as otherwise required by DTC’s procedures, the Escrow Issuer will redeem the Securities at the Special Mandatory Redemption Price pursuant to the procedures described in the following paragraph on the Special Mandatory Redemption Date. In no event shall the Special Mandatory Redemption Date fall less than two Business Days after the date of the Special Redemption Notice.

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If the Escrow Agent receives a Special Redemption Notice, the Escrow Agent will liquidate all Escrowed Funds then held by it not later than the last Business Day prior to the Special Mandatory Redemption Date. On the Business Day prior to the Special Mandatory Redemption Date, the Escrow Agent shall pay to the Trustee for payment to each Holder the Special Mandatory Redemption Price for such Holder’s Securities and, concurrently with the payment to such Holders, deliver the excess Escrowed Funds (if any), after payment of any fees and expenses (including attorneys’ fees and expenses) of the Escrow Agent and Trustee, to the Company.

No provisions of the Escrow Agreement (including those relating to the Escrow Release) may be waived or modified in any manner materially adverse to the Holders without the written consent of the Holders of a majority in principal amount of the Securities outstanding; provided that no such amendment, waiver or modification shall reduce the Special Mandatory Redemption Price without the written consent of each affected Holder.

7. Notice of Redemption

Notice of any redemption pursuant to Section 5 hereof shall be delivered electronically, in accordance with DTC procedures in the case of Global Securities, mailed by first-class mail (or delivered through the depositary’s requirement if the Securities are held through a depositary) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address, except that redemption notices may be delivered electronically, in accordance with DTC procedures in the case of Global Securities, or mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of the Indenture. Securities in denominations of $2,000 or less may be redeemed in whole but not in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount thereof to be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest, Applicable Premium, if any, on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

Notice of any Special Mandatory Redemption shall be sent in accordance with Section 3.07 of the Indenture.

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8. Repurchase of Securities at the Option of Holders upon Change of Control and Asset Dispositions

Upon a Change of Control, any Holder of Securities shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

Further, in accordance with Section 4.06 of the Indenture, the Company shall be required to offer to purchase Securities upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

10. Persons Deemed Owners

Except as provided in Section 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, interest or Applicable Premium (if any) remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Securities to redemption or maturity, as the case may be.

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13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any past default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement the Indenture, the Securities the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture, the Securities, a Subsidiary Guarantee, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement or any Security Document, as applicable, in compliance with Section 5.01 of the Indenture (including, upon consummation of the Assumption, to provide for the succession of the Company to the Escrow Issuer pursuant to Section of the Indenture); (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended); (iv) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee (including, upon consummation of the Assumption, the Guarantees of the Subsidiary Guarantors pursuant to Section 4.11(a) of the Indenture); (v) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor in the Indenture; (vi) to make any change that would provide additional rights or benefits to the holders of Securities or does not adversely affect the rights of any Holder; (vii) at the Company’s election, to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, if such qualification should become required; (viii) to conform the text of the Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement, the Security Documents, the Securities or any Subsidiary Guarantee to any provision contained in the Offering Memorandum under the heading “Description of the Notes” to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Equal Priority Intercreditor Agreement, any Acceptable Junior Priority Intercreditor Agreement, any Security Document, the Securities or such Subsidiary Guarantee, as applicable; (ix) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities; (x) to evidence and provide for the acceptance and appointment of a successor trustee or a successor collateral agent under the Indenture; (xi) to provide for the issuance of Additional Securities, in accordance with the terms of the Indenture; (xii) to add Collateral with respect to any or all of the Securities or the Subsidiary Guarantees or make any other change thereto that does not adversely affect the Holders in any material respect; (xiii) to release any Collateral from

12

the Lien securing the Securities when permitted or required by the Security Documents, the Indenture (including pursuant to Section 4.13(d) and including any release of any Lien that is not then otherwise required by the Indenture to be pledged as security for the Securities) or the Equal Priority Intercreditor Agreement; (xiv) to add any Additional Equal Priority Secured Parties to any Security Documents or the Equal Priority Intercreditor Agreement or add any Junior Lien Priority secured parties to any Acceptable Junior Priority Intercreditor Agreement; (xv) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Equal Priority Intercreditor Agreement, taken as a whole, or any joinder thereto or to enter into any Acceptable Junior Priority Intercreditor Agreement; (xvi) in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement, or to modify any such legend as required by the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement; (xvii) with respect to the Security Documents, the Equal Priority Intercreditor Agreement and any Acceptable Junior Priority Intercreditor Agreement, as provided in the relevant Security Document, Equal Priority Intercreditor Agreement or Acceptable Junior Priority Intercreditor Agreement, as applicable; (xviii) to provide for the succession of any parties to the Security Documents, the Equal Priority Intercreditor Agreement or any Acceptable Junior Priority Intercreditor Agreement (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Secured Credit Facilities or any other agreement that is not prohibited by the Indenture; (xix) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustee and the Holders, as additional security for the payment and performance of all or any portion of the such Liens, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to the Indenture, any of the Equal Priority Intercreditor Agreement, the Security Documents or otherwise; or (xx) to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided that the granting of such security interest is not prohibited under the Indenture.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon optional redemption pursuant to Section 5 hereof, upon Special Mandatory Redemption pursuant to Section 6 hereof, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $150 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain

13

judgments or decrees for the payment of money in excess of $150 million; (g) subject to certain exceptions set forth in the Indenture, the Liens created by the Securities Documents fail to constitute a valid and perfected Lien on an aggregate amount of the Collateral equal to $100 million or more intended to be covered thereby; and (h) certain defaults with respect to Subsidiary Guarantees.

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the Securities by notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

15. Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP and ISIN Numbers

The Issuer has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Security

The Securities and the Subsidiary Guarantees will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Secured Notes Secured Parties, in each case pursuant to the Security Documents and the Equal Priority Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Equal Priority Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Equal Priority Intercreditor Agreements on the Escrow Release Date, and at any time after the Escrow Release Date, as applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Issuer shall furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

15

EXHIBIT A

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint    agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: ____________________ Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act.

2

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

________________________
Your Signature

Signature Guarantee:

Date: ___________________	___________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Subsidiary Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________________
NOTICE: To be executed by an executive officer

3

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

4

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Limitation on Sales of Assets and Subsidiary Stock) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Disposition ☐ Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date: _________________________ Your Signature:
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

5

EXHIBIT B-1

[FORM OF ASSUMPTION DATE COMPANY SUPPLEMENTAL INDENTURE]

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of     , between NCR Atleos Corporation, a Maryland corporation (the “Company”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS NCR Atleos Escrow Corporation, a Maryland corporation (the “Escrow Issuer”), the Trustee and the Notes Collateral Agent entered into an Indenture (as amended, restated, or otherwise modified prior to the date hereof, the “Indenture”), dated as of September 27, 2023, providing for the issuance of the Escrow Issuer’s 9.500% Senior Secured Notes due 2029 (the “Securities”);

WHEREAS Section 5.01(c) of the Indenture requires the Company to execute this Supplemental Indenture in connection with the Assumption (as defined in the Indenture);

WHEREAS pursuant to Section 9.01(a)(ii) of the Indenture, the Trustee, the Notes Collateral Agent and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Notification of Assumption Date. In accordance with Section 5.01(c) of the Indenture, the Company hereby notifies the Trustee of the Assumption Date, which shall occur on the date first written above.

2. Agreement to Be Bound. The Company hereby assumes all obligations of the Issuer and the Company under the Indenture and the Securities for the due and punctual payment of the principal of and interest and any Applicable Premium, if applicable, on all Securities issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer or the Company (in each case as defined in the Indenture). The Company hereby succeeds to and is substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a “Successor Company” under the Indenture.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee and Notes Collateral Agent. Each of the Trustee and the Notes Collateral Agent makes no representation as to the validity or sufficiency of this Supplemental Indenture. In acting hereunder, each of the Trustee and the Notes Collateral Agent shall be entitled to all of the rights, privileges, protections, benefits, indemnities and immunities of the Trustee and the Notes Collateral Agent under the Indenture (as applicable).

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NCR ATLEOS CORPORATION,

by
Name:
Title:

CITIBANK, N.A., as Trustee and Notes Collateral Agent

by
Name:
Title:

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EXHIBIT B-2

[FORM OF GUARANTEE SUPPLEMENTAL INDENTURE]

GUARANTEE SUPPLEMENTAL INDENTURE (this “Guarantee Supplemental Indenture”) dated as of     , among NCR Atleos Corporation, a Maryland corporation (the “Company”), each Subsidiary of the Company (as defined below) listed on the signature pages hereto (collectively, the “New Subsidiary Guarantors”), [each of the existing Subsidiary Guarantors (as defined in the Indenture referred to below) (the “Existing Subsidiary Guarantors”)] and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS NCR Atleos Escrow Corporation, a Maryland corporation (the “Escrow Issuer”), the Trustee and the Notes Collateral Agent entered into an Indenture (as amended, restated, or otherwise modified prior to the date hereof, the “Original Indenture”) dated as of September 27, 2023, providing for the issuance of the Escrow Issuer’s 9.500% Senior Secured Notes due 2029 (the “Securities”);

WHEREAS on [the date hereof] / [[•], 2023], the Company entered into a first supplemental indenture (the “First Supplemental Indenture”) to the Original Indenture (the Original Indenture, as modified by the First Supplemental Indenture, the “Indenture”) in connection with the Assumption (as defined in the Indenture) whereby the Company agreed to assume all of the obligations of the Escrow Issuer under the Securities and the Original Indenture;

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause each New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a supplemental indenture on the terms and conditions set forth herein and in the Indenture; and

WHEREAS pursuant to Section 9.01(a)(iv) of the Indenture, the Trustee, the Notes Collateral Agent [and] the Company [and the Existing Subsidiary Guarantors] are authorized to execute and deliver this Guarantee Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Subsidiary Guarantor, the Company[, the Existing Subsidiary Guarantors,] the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally [with all the Existing Subsidiary Guarantors], to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2. Ratification of Indenture; Guarantee Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Guarantee Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS GUARANTEE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Trustee and Notes Collateral Agent. Each of the Trustee and the Notes Collateral Agent make no representation as to the validity or sufficiency of this Guarantee Supplemental Indenture. In acting hereunder, each of the Trustee and the Notes Collateral Agent shall be entitled to all of the rights, privileges, protections, benefits, indemnities and immunities of the Trustee and the Notes Collateral Agent under the Indenture (as applicable).

5. Counterparts. The parties may sign any number of copies of this Guarantee Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

2

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Supplemental Indenture to be duly executed as of the date first above written.

NCR ATLEOS CORPORATION,

by
Name:
Title:

[NEW SUBSIDIARY GUARANTOR],

by
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS],

by
Name:
Title:

CITIBANK, N.A., as Trustee and Notes Collateral Agent

by
Name:
Title:

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EXHIBIT C

[FORM OF CERTIFICATE OF TRANSFER]

NCR Atleos Corporation

864 Spring Street NW

Atlanta, Georgia 30308

Attention: Treasury

E-mail: David.lo@ncratleos.com

with a copy to:

NCR Atleos Corporation

864 Spring Street NW

Atlanta, Georgia 30308

Attention: General Counsel

E-mail: law.notices@ncratleos.com

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attn: SPAG Administration

Email: kerianne.marshall@citi.com; citi.cspag.debt@citi.com

Re: 9.500% Senior Secured Notes due 2029

Reference is hereby made to the Indenture, dated as of September 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Escrow Issuer, the Trustee and the Notes Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[•] (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $[•] in such Security[ies] or interests (the “Transfer”), to [•] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period (as defined in Regulation S), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Securities). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [Reserved]

4. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly, the Transferor hereby further certifies that (check one):

(a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

(b) [_] such Transfer is being effected to the Issuer or the Co-Issuer or a subsidiary thereof; or

(c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act, and in compliance with the prospectus delivery requirements of the Securities Act.

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5. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By: [•]
Name: [•]
Title: [•]

Dated: [•]

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EXHIBIT D

FORM OF SECURITY AGREEMENT

[See attached]

EXHIBIT E

FORM OF EQUAL PRIORITY INTERCREDITOR AGREEMENT

[See attached]